As filed with the Securities and Exchange Commission on September 13, 1996
                                               Registration No. 333-5633

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                               ------------------

GREENFIELD INDUSTRIES, INC.     Delaware                     04-2917072
GREENFIELD CAPITAL TRUST        Delaware                     58-6322400
(Exact name of Registrant as    (State or other              (I.R.S. Employer
specified in its charter)       jurisdiction of              Identification No.)
                                incorporation or
                                  organization)

                             2743 Perimeter Parkway
                             Building 100, Suite 100
                             Augusta, Georgia 30909
                                 (706) 863-7708
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               ------------------
                                  Paul W. Jones
                      President and Chief Executive Officer
                           Greenfield Industries, Inc.
                             2743 Perimeter Parkway
                             Building 100, Suite 100
                              Augusta, Georgia 30909
                                  (706) 863-7708
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                               ------------------
                                    Copy to:
                            MATTHEW G. MALONEY, ESQ.
                       Dickstein Shapiro Morin & Oshinsky LLP
                              2101 L Street, N.W.
                            Washington, D.C. 20037
                                (202) 785-9700
                               ------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|


                                          CALCULATION OF REGISTRATION FEE

- ------------------------------ -------------------- -------------------- --------------------- ---------------------
                                                     Proposed Maximum      Proposed Maximum
   Title of Each Class of         Amount to be      Offering Price Per    Aggregate Offering        Amount of
 Securities to be Registered       Registered           Share(1)(2)          Price(1)(2)       Registration Fee(1)
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
Convertible Preferred
  Securities of
  Greenfield
  Capital Trust                     2,300,000              $56.50            $129,950,000           $44,810.34
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
6% Convertible Junior
  Subordinated
  Deferrable Interest
  Debentures Due 2016
  of Greenfield
  Industries, Inc.                     (3)                   --                   --                    --
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
Common Stock of
  Greenfield Industries,
  Inc.(4)                              (5)                   --                   --                    --
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
Preferred Securities
  Guarantee(6)                         (7)                   --                   --                    --
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
- ------------------------------ -------------------- -------------------- --------------------- ---------------------
        Total                       2,300,000               100%             $129,950,000           $44,810.34(8)
- ------------------------------ -------------------- -------------------- --------------------- ---------------------


(1)  Estimated  solely for the purpose  of computing  the registration  fee in accordance  with Rule 457(c)  of  the
Securities Act.
(2)  Exclusive of accrued interest and distributions, if any.
(3)  $115,000,000 in aggregate principal amount of 6% Convertible Junior Subordinated Deferrable Interest Debentures
Due 2016 (the "Convertible  Junior Subordinated  Debentures")  of Greenfield  Industries, Inc. (the "Company")  were issued and sold to Greenfield Capital Trust (the "Trust") in  connection with the issuance by the Trust of 2,300,000 of its 6% Convertible  Preferred  Securities  (the  "Convertible  Preferred  Securities").  The  Convertible  Junior
Subordinated  Debentures  may  be  distributed,  under  certain  circumstances, to  holders of Convertible Preferred
Securities for no additional consideration.
(4)  Includes  the Company's  preferred stock purchase  rights (the "Rights").  Prior to the  occurrence of  certain events, the Rights will not be  exercisable or evidenced  separately from the  Company's Common Stock.  No  separate consideration will be received for the Rights.
(5)  Such indeterminable number of shares of the Company's Common Stock as may be  issuable upon  conversion of  the
Convertible  Preferred  Securities  registered  hereunder,  including such shares as may  be  issuable  pursuant  to anti-dilution adjustments.
(6) Includes the rights of holders of the Convertible  Preferred Securities under the Preferred Securities Guarantee and  certain  back-up undertakings  as  described in  the  Registration  Statement, including the obligations of the
Company  under  the Preferred Securities Guarantee, the Declaration of Trust of the Trust and the Indenture pursuant to which the Convertible Junior Subordinated Debentures were issued.  The Guarantee is a  guaranty by the Company of payments and distributions on the Convertible  Preferred Securities, to the extent the  Trust  has  funds  available therefor.  However,  together  with  the Convertible Junior Subordinated Debentures, the Indenture pursuant to which such  debentures  were  issued  and the Declaration of Trust of the Trust, the Company has  fully,  irrevocably  and unconditionally guaranteed all of the Trust's obligations under the Convertible Preferred Securities.
(7)  No separate consideration will be received for the Preferred Securities Guarantee and the back-up undertakings.
(8)  Previously paid.
[/FN]


- -------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT  ON  SUCH  DATES  AS  MAY  BE  NECESSARY  TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS  REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)  OF  THE  SECURITIES  ACT  OF  1933,  AS
AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH  DATE  AS  THE  SECURITIES  AND EXCHANGE
COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

            PROSPECTUS (Subject to Completion)
            Dated September 12, 1996
                              2,300,000 (TIDES) SM*


                            GREENFIELD CAPITAL TRUST


                      6% Convertible Preferred Securities
              Term Income Deferrable Equity Securities (TIDES) SM*
         (liquidation preference $50 per Convertible Preferred Security)
 fully and unconditionally guaranteed by, and convertible into Common Stock of,


                          GREENFIELD INDUSTRIES, INC.

     Distributions payable March 31, June 30, September 30 and December 31

     This Prospectus relates to the 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)SM* or (TIDES)SM* (the "Convertible Preferred Securities"), liquidation preference $50 per Convertible Preferred Security, which represent undivided beneficial ownership interests in the assets of Greenfield Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust" or the "Issuer"), and the shares of the common stock, par value $0.01 per share, including the accompanying preferred stock purchase rights as described herein ("Greenfield Common Stock") of Greenfield Industries, Inc., a Delaware corporation ("Greenfield" or the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on April 24, 1996 (the "Original Offering Date") to the Initial Purchasers (as defined herein, see "Selling Holders") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers of the Convertible Preferred Securities to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to certain qualified institutional buyers acting on behalf of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Greenfield directly or indirectly owns all the common securities issued by the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from Greenfield its 6% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 (the "Convertible Junior Subordinated Debentures") having the terms described herein. The holders of the Convertible Preferred Securities will have a preference with respect to cash distributions and amounts payable upon liquidation, redemption or otherwise over the holders of the Common Securities of the Issuer.

     *CS First  Boston  Corporation  has filed an  application  with the  United
States Patent and Trademark offices for the registration of Term Income Deferrable Equity Securities (TIDES)SM* and TIDES SM* service marks.

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                                   (Continued on following page)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. AN
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1996.

(continued from front cover)

     The Convertible Preferred Securities and the Greenfield Common Stock issuable upon conversion thereof (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker/dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

      Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6% of the liquidation preference of $50 per Convertible Preferred Security, accruing from the Original Offering date and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1996. See "Description of the Convertible Preferred Securities--Distributions". Pursuant to a guarantee (the "Guarantee") by Greenfield, the payment of distributions and payments on liquidation of the Issuer or the redemption of Convertible Preferred Securities, as described below, but only to the extent of funds of the Trust available therefor, are guaranteed by Greenfield to the extent described herein. Greenfield's obligations under the Guarantee are subordinate and junior to all other liabilities of Greenfield, except any liabilities that may be made PARI PASSU expressly by their terms, but are PARI PASSU with the most senior preferred stock issued from time to time, if any, by Greenfield and certain other related guarantees. See "Description of the Guarantee". If Greenfield fails to make interest payments on the Convertible Junior Subordinated Debentures, the Issuer will have insufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to enforce the rights of the Issuer under the Convertible Junior Subordinated Debentures held by the Issuer. Greenfield has, however, through the Guarantee, the Convertible Junior Subordinated Debentures, the Indenture and the Declaration (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Convertible Preferred Securities. The obligations of Greenfield under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Greenfield. At June 30, 1996, Senior
Indebtedness of Greenfield aggregated approximately $136.2 million. See "Capitalization". The terms of the Convertible Junior Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by Greenfield.

     Greenfield has the right under the Indenture (as defined herein) for the Convertible Junior Subordinated Debentures to defer the interest payments due from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly distributions on the Convertible Preferred Securities would be deferred by the Issuer (but would continue to accumulate quarterly and accrue interest) until the end of any such interest deferral period. See "Risk Factors--Option to Extend Interest Payment Period; Tax Consequences", "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period".


     Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder into shares of Greenfield Common Stock, at the rate of 1.2121 shares of Greenfield Common Stock for each Convertible
Preferred Security (equivalent to a conversion price of $41.25 per share of Greenfield Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred

Securities--Conversion Rights". The last reported sale price of Greenfield Common Stock, which is quoted under the symbol "GFII" on The Nasdaq Stock Market's National Market ("NNM"), on September 9, 1996, was $24.00 per share. Whenever Greenfield issues shares of Greenfield Common Stock upon conversion of the Convertible Preferred Securities, Greenfield will, subject to certain conditions, issue, together with each share of Greenfield Common Stock, one
Right (as defined herein) entitling the holder thereof, under certain circumstances, to purchase one one-hundredth of a share of Series A Preferred Stock. See "Description of the Convertible Preferred Securities--Conversion Rights".

     The Convertible Preferred Securities are effectively redeemable at the option of the Company, in whole or in part, from time to time, after April 15, 1999, at the prices set forth herein, plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Convertible Preferred Securities--Optional Redemption". Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities and Common Securities on a PRO RATA basis. In addition, upon the occurrence of certain events arising from a change in law or a change in legal interpretation, Greenfield will liquidate the Trust and cause to be distributed to the holders of the Convertible Preferred Securities, on a PRO RATA basis, Convertible Junior Subordinated Debentures or, in certain limited circumstances, will cause the redemption of the Convertible Preferred Securities in whole at the liquidation preference of $50 per security plus accrued and unpaid distributions. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures".

     In the event of the liquidation of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security a liquidation preference of $50 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such liquidation, Convertible Junior Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution".


                              AVAILABLE INFORMATION

     Greenfield is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements, and other information filed by Greenfield can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.

     Greenfield has filed with the Commission a Registration Statement on Form S-3 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Greenfield and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are necessarily summaries thereof, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     No separate financial statements of the Issuer have been included herein. Greenfield does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Issuer will be owned, directly or indirectly, by Greenfield, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Junior Subordinated Debentures issued by Greenfield and

(iii) the  obligations  of the Issuer under the Trust  Securities are fully and  unconditionally  guaranteed by Greenfield as is described herein.
See  "Description  of  the  Convertible  Junior  Subordinated   Debentures"  and
"Description of the Guarantee".


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed by Greenfield pursuant to the Exchange Act (File No. 0-21828) are incorporated in this Prospectus by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1995; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (c) the description of Greenfield's capital stock which is contained in Greenfield's Registration Statement on Form S-1, as amended (File No. 33-74196); (c) Greenfield's Registration Statement on Form 8-A, dated February 7, 1996 (relating to the Rights), and the related Current Report on Form 8-K, dated as of February 6, 1996; (d) Current Report on Form 8-K dated as of January 12, 1996, as amended by Form 8-K/A dated as of January 12, 1996 (relating to the acquisition of Rule (as defined herein)); and (e) Current Reports on Form 8-K dated as of April 8, 1996 and April 24, 1996 (relating to the Original Offering) and as of September 3, 1996 (relating to expected operating results for the third fiscal quarter of 1996).

     All documents filed by Greenfield with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Greenfield will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus and any other information requested thereby as described above under "Available Information". Such written or oral request should be directed to Greenfield Industries, Inc., 2743 Perimeter Parkway, Building 100, Suite 100, Augusta, Georgia 30909,
Attention: C. Dianne Steele ((706) 863-7708).

                                RISK FACTORS

     PROSPECTIVE PURCHASERS OF THE CONVERTIBLE PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

FACTORS RELATING TO THE COMPANY AND THE BUSINESS

     RAPID GROWTH. The Company has experienced rapid growth in recent years, with net sales and net income increasing from $228.8 million and $13.8 million, respectively, for the fiscal year ended December 31, 1993 to net sales and net income of $420.2 million and $31.5 million, respectively, for the fiscal year ended December 31, 1995. This growth has been attributable to acquisitions completed by the Company in recent years, as well as to increased demand for the Company's products associated with an economic expansion. There can be no assurance that the Company will continue to grow or that the rapid growth experienced by the Company in recent years will not divert management resources, cause disruptions in the management of the Company's business or otherwise have an adverse effect on the Company.

     RELIANCE ON KEY PERSONNEL. The Company is substantially dependent upon the continued services of a limited number of key personnel, including Paul W. Jones, President and Chief Executive Officer, Peter K. Hunt, Senior Vice President--Industrial Products Group, and Gary L. Weller, Senior Vice President, Chief Financial Officer and Secretary. The Company does not have employment agreements with key personnel, including Messrs. Jones, Hunt and Weller. The loss of the services of key personnel, including Messrs. Jones, Hunt and/or Weller, could have a material adverse effect on the Company's business and results of operations. Additionally, the future success of the Company will depend, among other factors, on the Company's ability to continue to attract and retain the necessary qualified managerial personnel.

     CYCLICAL INDUSTRY. The markets for the Company's products are cyclical. During periods of economic expansion, particularly when industrial production is increasing, the Company generally benefits from increased demand for its products. Conversely, during recessionary times, the Company is adversely affected by declines in demand for its products. Although the Company has taken steps in recent years to reduce the effect on the Company's business of economic cycles, there can be no assurance that such steps will be successful to prevent a cyclical decline in demand for the Company's products during periods of economic slow-downs or recession. See "The Company--General" and "The Company--Markets and Products".

     AVAILABILITY OF SUITABLE FUTURE ACQUISITIONS. Since 1986, the Company and its predecessors have expanded in large part through complementary acquisitions and have benefited from operating efficiencies achieved through rationalizations of excess capacity and consolidations of the acquired operations into existing facilities. There can be no assurance that the Company will be able to identify suitable new acquisition candidates, to consummate any future acquisitions on favorable terms or to realize operating efficiencies from completed acquisitions.

     EFFECTS OF RECHARACTERIZATION OF THE CONVERTIBLE PREFERRED SECURITIES ON EXISTING CAPITAL RESOURCES. Under the Company's existing senior unsecured domestic credit facility, the Convertible Preferred Securities are specifically permitted to be issued regardless of their classification as debt or equity and are deemed to be equity for purposes of calculating compliance with certain financial covenants, including a debt-to-capitalization ratio test. For financial statement purposes, the Convertible Preferred Securities will be reported on the Consolidated Balance Sheet outside of equity and after long-term debt. For federal income tax purposes, however, the Convertible Junior Subordinated Debentures are treated as indebtedness and holders of Convertible Preferred Securities are treated as holding an undivided beneficial interest in such Convertible Junior Subordinated Debentures. See "Federal Income Taxation." If the Convertible Preferred Securities were to be accounted for as debt, or if Convertible Junior Subordinated Debentures were distributed to holders of the Convertible Preferred Securities upon the occurrence of a Tax Event or an Investment Company Event (each such term as defined herein) or otherwise, the Company could be in violation of such financial covenants (depending upon the aggregate amount of indebtedness then outstanding) and in default under such senior unsecured domestic credit facility, which default, if not cured or waived, could have a material adverse effect on the Company. Based upon the amount of indebtedness currently outstanding, the Company would be in violation of one financial covenant contained in the Company's senior unsecured domestic credit facility (relating to a ratio of total liabilities to net worth, as defined) if the Convertible Preferred Securities were to be accounted for as debt or if Convertible Junior Subordinated Debentures were distributed to holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution".

FACTORS RELATING TO THE CONVERTIBLE PREFERRED SECURITIES

     SUBORDINATION OF GUARANTEE AND CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES. Greenfield's obligations under the Guarantee are unsecured, subordinate and junior in right of payment to all other liabilities of Greenfield, with certain limited exceptions. The obligations of Greenfield under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Greenfield. As of June 30, 1996, Greenfield had approximately $136.2 million principal amount of Senior Indebtedness. See "Capitalization". There are no terms of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Guarantee that limit Greenfield's ability to incur additional unsecured or secured indebtedness or liabilities, including indebtedness or liabilities that would rank senior to the Convertible Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures--Subordination".

     The ability of the Issuer to pay amounts due on the Convertible Preferred Securities is wholly dependent upon Greenfield's making payments on the Convertible Junior Subordinated Debentures as and when required.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES. Greenfield has the right under the Indenture to defer interest payments from time to time on the Convertible Junior Subordinated Debentures for successive periods (a "Deferral Period") not exceeding 20 consecutive quarters for each such period. Upon the termination of any Deferral Period and the payment of all amounts then due, Greenfield may select a new Deferral Period, subject to the requirements described herein. As a consequence, during any such Deferral Period, quarterly distributions on the Convertible Preferred Securities would be deferred (but would continue to accrue with interest thereon) by the Issuer. In the event that Greenfield exercises this right, during such period Greenfield (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by Greenfield which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or purchases of any Rights and the declaration of a dividend of such Rights in the future), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Greenfield that rank PARI PASSU with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, Greenfield may further extend the Deferral Period; PROVIDED that such Deferral Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Deferral Period may not extend beyond the maturity date of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period".

     Should a Deferral Period occur, a holder of a Convertible Preferred Security will continue to accrue interest income for United States Federal income tax purposes. As a result, such a holder will be required to include such interest in gross income for United States Federal income tax purposes in advance of the receipt of cash, and such holder will not receive the cash from the Issuer related to such income if such holder disposes of or converts its Convertible Preferred Securities prior to the record date for payment of distributions. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount".

     Greenfield has no current intention of exercising its right to defer payments of interest. However, should Greenfield elect to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be adversely affected. A holder that disposes of its Convertible Preferred Securities during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of Greenfield's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent a preferred undivided beneficial interest in the Convertible Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights.

     RIGHTS UNDER THE GUARANTEE. The Guarantee Trustee (as defined herein) holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Guarantee guarantees to the holders of the Convertible Preferred Securities the payment (but not the collection) of (i) any accrued and unpaid distributions on the Convertible Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption, including all accrued and unpaid distributions, of the Convertible Preferred Securities called for redemption by the Issuer, to the extent of funds of the Trust available therefor and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with a redemption of all of the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent of funds of the Trust available therefor and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Convertible Preferred Securities upon the liquidation of the Issuer. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In the event of a payment default on the Convertible Preferred Securities, any holder of the Convertible Preferred Securities may institute a legal proceeding directly against Greenfield to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If Greenfield were to default on its obligations under the Convertible Junior Subordinated Debentures, the Issuer would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in each such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, the remedy of holders of the Convertible Preferred Securities is to enforce the rights of the Issuer under the Convertible Junior Subordinated Debentures held by the Issuer against Greenfield pursuant to the terms of the Convertible Junior Subordinated Debentures. Such holders may also vote to appoint a Special Trustee who shall have the same rights, powers and privileges of the GFII Trustees (each as defined herein). See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures--Subordination" herein. The Declaration provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee (including the subordination provisions thereof) and the Indenture.

     TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Tax Event or Investment Company Event, Greenfield will, except in certain limited circumstances, cause the GFII Trustees to liquidate the Issuer and cause Convertible Junior Subordinated Debentures to be distributed PRO RATA to the holders of the Convertible Preferred Securities. In certain circumstances, Greenfield will have the right to redeem the Convertible Junior Subordinated Debentures, in whole (but not in part), at par plus accrued and unpaid interest, in lieu of a distribution of the Convertible Junior Subordinated Debentures, in which event the Convertible Preferred Securities will be redeemed in whole at the liquidation preference of $50 per Convertible Preferred Security plus accrued and unpaid distributions. In the case of a Tax Event, Greenfield may also elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures--General".

     Under current United States Federal income tax law, a distribution of the Convertible Junior Subordinated Debentures would not be a taxable event to holders of the Convertible Preferred Securities. However, if the relevant Special Event (as defined herein) is a Tax Event which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities. See "United States Taxation--Receipt of Convertible Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer".

     On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, deny interest deductions to corporate issuers of debt instruments under certain circumstances. These proposals, were they to become effective, would not deny Greenfield a deduction otherwise available for interest paid in cash on the Convertible Junior Subordinated Debentures, and thus would not give rise to a Tax Event. However, there can be no assurance that subsequent proposals or final legislation will not deny Greenfield a deduction otherwise available for such interest payments, which in turn could give rise to a Tax Event, which would permit Greenfield to cause a redemption of the Convertible Junior Subordinated Debentures or a distribution of the Convertible Junior Subordinated Debentures in liquidation of the Trust, as described more fully under the caption "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution".

     There can be no assurance as to the market prices for Convertible Preferred Securities or Convertible Junior Subordinated Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Issuer were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase or the Convertible Junior Subordinated Debentures that a holder of the Convertible Preferred Securities may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Junior Subordinated Debentures upon the occurrence of a Tax Event or an Investment Company Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Junior Subordinated Debentures and should carefully review all the information regarding the Convertible Junior Subordinated Debentures contained herein. See "Description of Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of Convertible Junior Subordinated Securities--General".

     LIMITED VOTING RIGHTS. Holders of Convertible Preferred Securities will generally have limited voting rights and, except upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace the Issuer Trustees (as defined herein), the right to which is vested exclusively in the holder of the Common Securities.

     TRADING CHARACTERISTICS OF CONVERTIBLE PREFERRED SECURITIES. The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid distributions. A holder who disposes of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to its adjusted tax basis in its PRO RATA share of the underlying Convertible Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "United States Taxation".

     LACK OF PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES. There is no existing trading market for the Convertible Preferred Securities, and there can be no assurance regarding the future development of a market for the Convertible Preferred Securities, or the ability of holders of the Convertible Preferred Securities to sell their Convertible Preferred Securities or the price at which such holders may be able to sell their Convertible Preferred Securities. If such a market were to develop, the Convertible Preferred Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the price of the Greenfield Common Stock, the Company's operating results and the market for similar securities. The Initial Purchasers currently make a market in the Convertible Preferred Securities. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Convertible Preferred Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Convertible Preferred Securities or that an active public market for the Convertible
Preferred Securities will develop. The Company does not intend to apply for listing or quotation of the Convertible Preferred Securities on any securities exchange or stock market; however, the Convertible Preferred Securities are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market of the National Association of Securities Dealers, Inc.

                            GREENFIELD CAPITAL TRUST

     Greenfield Capital Trust is a statutory business trust that was formed under the Delaware Business Trust Act on December 7, 1995. The Trust's original declaration of trust was amended and restated in its entirety as of April 1, 1996 by Greenfield, as sponsor of the Trust, and the trustees of the Issuer (the "Issuer Trustees") (as so amended and restated, the "Declaration"). Greenfield directly or indirectly owns Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer. The Common Securities rank PARI PASSU, and payment will be made thereon PRO RATA, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The assets of the Trust consist of the Convertible Junior Subordinated Debentures, and payments under the Convertible Junior Subordinated Debentures will be the sole revenue of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of Issuer Trustees initially is five. Three of the Issuer Trustees (the "GFII Trustees") are individuals who are employees or officers of or who are affiliated with Greenfield. The fourth trustee is a financial institution that is unaffiliated with Greenfield (the "Trustee"). The fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, acts as Trustee for purposes of the Trust Indenture Act of 1939 as amended (the "Trust Indenture Act"), and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, acts as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee") for purposes of the Trust Indenture Act. See "Description of the Guarantee" and "Description of the Convertible Preferred Securities". In certain circumstances, the holders of a majority of the Convertible Preferred Securities will be entitled to appoint one additional trustee (a "Special
Trustee"), who need not be an officer or employee of or otherwise affiliated with Greenfield, who will have the same rights, powers and privileges as the GFII Trustees. See "Description of the Convertible Preferred Securities--Voting Rights".

     The Trustee holds title to the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Trustee has the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Convertible Junior Subordinated Debentures. In addition, the Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Subject to the right of the holders of the Convertible Preferred Securities to appoint a Special Trustee, Greenfield, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least three, a majority of which shall be GFII Trustees. Greenfield will pay all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities. See "Description of the Convertible Junior Subordinated Debentures".

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities". The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act, and each will be qualified thereunder.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of Greenfield. See "The Company".


                                  THE COMPANY

GENERAL

     Greenfield is one of the four largest manufacturers of expendable cutting tools and related products used primarily in industrial applications and the largest North American producer of expendable rotary cutting tools, which constituted the majority of the Company's fiscal 1995 sales. Rotary cutting tools are consumable cylindrical fluted tools used to cut, bore, shape, mill and thread industrial materials. The Company's products are consumed during use and are replaced by purchasers on a periodic basis. Based upon internal estimates, the Company believes that it maintains one of the two largest market shares in each of the principal product lines in which it is described herein as a leading manufacturer.

     The Company's products are sold in five principal markets: industrial, electronics, oilfield equipment, mining and wear parts and consumer. The Company produces industrial products used by manufacturers in a broad cross-section of industries to cut metal and other industrial materials. The Company is also a leading manufacturer of small diameter drills and routers used in the manufacture of circuit boards; carbide products used in oilfield and mining equipment and wear parts applications; and consumer drill bits marketed under private label and proprietary brands, including Sears' line of Craftsman(R) drill bits which the Company has supplied for more than 66 years. The Company's presence in the consumer market was substantially expanded in January 1996 as a result of the acquisition of Rule Industries, Inc. ("Rule"), a manufacturer of consumer saws and other hardware products. The Company's consumer products are sold primarily to consumers and tradesmen through major do-it-yourself hardware suppliers, such as Home Depot, retail chains and buying cooperatives, among whom the Company has not historically had significant market penetration. The Company offers products made from high-speed steel and tungsten carbide materials; each accounts for approximately half of the Company's revenues. In addition, the Company also manufactures and markets a line of marine products.

     The Company has grown through complementary acquisitions and has benefited from operating efficiencies achieved through consolidations of operations and rationalizations of excess capacity. The Company is the successor to a group of complementary cutting tool businesses acquired since 1986. Greenfield was organized in 1986 in connection with the acquisition of the Cutting Tools Division of TRW, Inc. ("TRW"). Concurrently, Rogers Tool Works, Inc. ("RTW") was organized for the purpose of acquiring TRW's Carbide Division. These acquired businesses had net sales of approximately $89 million for the twelve months ended May 31, 1987. The Company has grown to 1995 consolidated net sales of approximately $420.2 million. Since 1986, more than 20 additional complementary businesses have been acquired by the Company. The following acquisitions have been made since the Company's initial public offering in 1993:


                                                                                                 TOTAL ASSETS AT
DATE                      ACQUISITION                                  PRODUCTS                 ACQUISITION DATE
                                                                                                   (DOLLARS IN
                                                                                                     MILLIONS)

1993      A-1 Carbide Corporation                          Wear parts                                 $ 16.0
1994      Progressive Carbide, a Division of Dresser       Compacts                                      1.3
          Industries, Inc.
1994      Threads, Inc.                                    Gages                                         3.0
1994      Hendersonville Industrial Tool Co., Inc.         Gages                                         2.7
1994      The Cleveland Twist Drill Company                Drills, reamers, end mills, taps             84.4
                                                           and dies, counterbores and
                                                           countersinks
1994      Carbidie Corporation                             Wear parts                                   27.3
1995      American Mine Tool, a Division of Valenite,      Mining and wear parts                        17.6
          Inc.
1995      Van Keuren, Inc.                                 Gages                                         2.5
1995      Cleveland Europe Limited                         Industrial drills                            12.1
1996      Rule Industries, Inc.                            Industrial and consumer saws and             95.8
                                                           related products; marine products
1996      Kentucky Carbide, a Division of Osram            Carbide inserts                               1.5
          Sylvania Inc.
1996      Boride Products, Inc.                            Ceramic and tungsten carbide-based            8.7
                                                           wear parts
1996      Arkansas Cutting Tools, a Division of            High speed drills                             4.9
          Production Carbide & Steel Company


     The Company's principal executive offices are located at 2743 Perimeter Parkway, Building 100, Suite 100, Augusta, Georgia 30909, and its telephone number is (706) 863-7708.

BUSINESS STRATEGY

     GENERAL. Greenfield's business strategies include obtaining and maintaining leading market positions and broadening its product lines; reducing operating costs and improving productivity through capital investment and reorganization of production processes; and emphasizing quality and customer service. The Company seeks to implement its strategies through additional complementary acquisitions and rationalizing and integrating acquired operations.

     MARKET POSITION AND PRODUCT LINES. The Company seeks to obtain and maintain leading market positions in each of its markets. Most of the markets in which the Company operates are fragmented and are undergoing consolidation, which is expected to benefit larger, more efficient producers such as the Company. Accordingly, the Company seeks to broaden its product lines through acquisitions, such as Rule. Management believes that the expansion of its product lines will enable the Company to reduce the effects of cyclicality on its business.

     REDUCING OPERATING COSTS AND IMPROVING PRODUCTIVITY. Operating costs have been lowered through an active program of capital investment, rationalizations and plant consolidations intended to streamline operations, improve productivity and reduce costs. For example, during 1994, Greenfield consolidated its electronic circuit board drill operations in Switzerland into its German operations. The consolidation resulted in increased production and lower employment levels. Similarly, the Company, in connection with the acquisition of The Cleveland Twist Drill Company ("CTD"), is currently restructuring and consolidating certain of the CTD facilities into other Company facilities and, as part of an 18-month plan commenced in January 1995, the Company is rationalizing operations at 13 of its North American manufacturing facilities. This plan is expected to result in streamlined operations, improved productivity and reduced costs.

     QUALITY AND CUSTOMER SERVICE. Greenfield seeks to provide high levels of product quality and customer service in its markets, particularly in technically demanding applications where the cost of product failure is high, for example in the case of drilling compacts produced by the Company. The Company has earned numerous quality awards from its major customers, including Ford, Sears, Caterpillar, Chrysler and Navistar.

     ACQUISITIONS. Greenfield seeks to implement its strategies principally through acquisitions. The Company has increased its market position in existing product lines and broadened its product lines through acquisitions. Greenfield has a history of successfully combining acquired companies with its own operations and since 1986, it has consolidated or restructured operations at more than 20 plants. The Company has also reduced operating costs and improved productivity in connection with its acquisitions through improved raw material pricing, automation of manual operations, reduction of factory overhead through plant rationalizations and consolidations and improved management systems. Although the Company continually evaluates acquisition opportunities, no material acquisitions are pending or contemplated.

MARKETS AND PRODUCTS

     GENERAL. Greenfield manufactures and markets expendable cutting tools and carbide products to the industrial, electronics, oilfield equipment, mining and wear parts and consumer markets. The Company also manufactures and markets a line of marine products. Although the products sold in these markets are similar and overlap to some degree, the markets generally are affected by different economic forces, resulting in different demand cycles.

     The Company manufactures a wide variety of cutting tools. High-speed steel is the predominant material for rotary cutting tools, offering high performance in a broad range of applications. Tungsten carbide materials are costlier and more durable and are preferred in certain applications.

     Greenfield's brand names enjoy a high degree of recognition in their respective markets. The Company differentiates its brands primarily on the basis of products, channels of distribution, geography and service. The Company also continually seeks to improve its products through research into additional carbide grades and coatings which will prolong tool life. In addition to the Company's branded products, the Company supplies a number of industrial and consumer private label customers with its products, including Sears' line of Craftsman(R) drill bits.

     INDUSTRIAL MARKET. Greenfield is the largest producer in North America of rotary cutting tools for industrial applications. Customers in the industrial market use expendable cutting tools in their manufacturing operations. Demand in the industrial market tracks industrial production, and in 1995 the Company benefited from a relatively strong economy. The Company believes that it has improved its competitive position in this market through marketing programs designed to increase sales to distributors. The Company's marketing programs, which have generally focused on the customer, now include a compensation program for Greenfield sales employees which is based upon productivity improvements substantiated by the customer. In 1995, the industrial market accounted for approximately 56% of consolidated net sales.

     Products sold in the industrial market include rotary cutting tools and related products. Rotary cutting tools are consumable cylindrical fluted tools used to cut, bore, shape, mill and thread industrial materials. Rotary cutting tools manufactured by the Company include drills, reamers, taps, end mills, burrs, routers, counterbores and countersinks. Drills bore holes in steel and other materials. Reamers make hole diameters precise within given tolerances. Taps machine internal screw threads in drilled or reamed holes. End mills are used in milling machines to shape industrial materials. Burrs remove excess material. Routers are used to profile materials. Counterbores and countersinks shape recesses for fastener heads and other uses. Related products include toolholders and inserts used in turning and milling operations; dies, dieheads and chasers used in industrial thread fastening applications; and certain industrial carbide wear parts used in applications where a high degree of wear resistance is desirable. As a result of the Rule acquisition, the Company also manufactures and markets an extensive line of hardware products, primarily stationary and portable power tool accessories, for use in the industrial and consumer markets. Power tool accessories consist of a broad line of bandsaws, holesaws, circular saws and reciprocating blades used in power tool applications, including products which have tungsten-carbide grit cutting edges.

     The industrial market's rate of growth generally reflects the growth of the manufacturing economy. The industrial market has been cyclical, experiencing higher growth rates during periods of economic expansion. While demand for steel and carbide cutting tools has continued to grow, certain segments of the market have experienced some erosion in the past ten years. In particular, improvements in production processes, such as more precise casting and alternate materials technology, have reduced the overall amount of machining required in some applications. Also, materials such as diamond and ceramic products have offered alternatives to carbide inserts, and, to a lesser degree, rotary cutting tools.

     ELECTRONICS MARKET. Greenfield manufactures and markets circuit board drills for the electronics market. Circuit board drills are extremely small carbide drills which make small diameter holes in printed circuit boards. The Company serves customers globally out of its plants located in the United States, Germany and the United Kingdom. The Company believes that it is one of the largest worldwide manufacturers of circuit board drills and routers. As printed circuit boards are becoming increasingly complex and costly to manufacture, quality and, therefore, drilling demands are increasing. Multi-layer circuit board construction requires very accurate drills to establish inter-layer connections. Growth in the use of surface mount technology to affix components to printed circuit boards has increased demand for smaller, more precise holes which establish connections between layers in printed circuit boards. Currently, the Company produces drill bits as small as 1/400th of an inch in diameter, one of the smallest commercially available drill bits in the world. In 1995, the electronics market accounted for approximately 15% of consolidated net sales.

     As the only vertically-integrated producer in the United States of carbide blanks and circuit board drills, the Company is in a position to ensure control over a greater number of variables which affect the quality of the product. The Company supports this capability with a metallurgical and applications laboratory and has expanded its technical selling capability. To maintain its competitive position, the Company is assisting in the development of new metallurgical and coating techniques, primarily through a consortium of universities, which may allow for even smaller circuit board drill bits.

     Demand for these products is related to growth in demand for electronic components and electronically-controlled equipment. The circuit board drill market is generally cyclical, but with a long-term growth rate higher than the Company's other markets, as electronic components and controls continue to proliferate in manufactured goods, including cellular telephones, appliances, telecommunications equipment, computers and automobiles. Both domestic and international markets showed improvements in 1995 over 1994.

     OILFIELD EQUIPMENT MARKET. Greenfield believes that it is the largest independent supplier of oilfield compacts in the world. Compacts are the cutting edges of oil well drilling bits, which are commonly referred to as "rock bits." Oilfield equipment products must be very high in quality because the cost of product failure can be substantial, particularly when defective products require rock bits to be replaced in wells which are sometimes miles underground. The Company's compacts are used both for oil and natural gas drilling. Natural gas reserves tend to be found deeper than oil, thereby increasing the utilization of rock bits. In 1994, the Company enhanced its position as the leading provider of oilfield compacts when it acquired the assets of Progressive Carbide from Dresser Industries, Inc. In connection with the acquisition, the Company expanded its supply of compacts to Dresser Industries, Inc. Previously, Progressive Carbide manufactured a certain portion of its oilfield compacts while purchasing the rest from the Company.

     The Company also manufactures carbide balls and seats which are components in the check valves used in oil producing pumps. Balls and seats made from carbide are more durable than those made from competing materials such as cobalt alloy or stainless steel, and result in less oil well downtime. The Company expects carbide products to become increasingly important as the population of domestic oil wells continues to age and operators of oil wells emphasize the use of recovery techniques which cause greater wear on balls and seats. The Company also supplies tungsten carbide trim parts used in high pressure oil field chokes, which are part of the blowout prevention system on oil and gas drilling rigs, and mechanical face seals, which are used in rotating equipment such as pumps and mixers. In 1995, the oilfield equipment market accounted for approximately 12% of consolidated net sales.

     Demand for oilfield compacts and related products has been cyclical, tracking domestic and international drilling rig and oilfield production activities.

     MINING AND WEAR PARTS MARKET. In November 1994, Greenfield purchased Carbidie Corporation ("Carbidie"), an on-demand producer of custom-made tungsten carbide preform wear parts for use in the tool and die industry. Carbidie's product line encompasses a wide range of die and wear components, including stamping dies, powder metal tooling, container and impact tooling, seal rings, extruded rods, wear parts and steel processing parts. Carbidie's customers are toolmakers, diemakers and finishers who produce high precision wear parts and tools. Wear parts are made of tungsten carbide and are often used as replacement parts for other materials, such as stainless steel, which are consumed during use and replaced. The tungsten carbide preforms made by the Company must meet extreme strength, abrasion and wear requirements. The carbide materials are particularly well suited for such applications, lasting substantially longer than hardened steel. The Company expects carbide products to become increasingly important as manufacturing and production companies continue to look for higher wear life and lower production costs. During January 1995, the Company acquired the net assets of the American Mine Tool division of Valenite, Inc. ("AMT"). AMT is a significant producer of tungsten carbide-tipped mining bits for the United States coal mining industry. It also manufactures mining bit accessories and carbide-tipped bits used in highway road resurfacing. AMT's standard line of mining and road resurfacing tools is designed to meet a wide variety of customer applications. It relies on the high quality of its products and excellent customer service along with a well trained salesforce and network of distribution centers near its customers to support its customer base. In February 1996, the Company acquired the Kentucky Carbide Division of Osram
Sylvania Inc., the manufacturer of the carbide inserts which are used exclusively by AMT in the production of its products. In 1995, the mining and wear parts market accounted for approximately 13% of consolidated net sales.

     CONSUMER MARKET. Greenfield is an active supplier of consumer drill bits, saws, hand tools and other products to the do-it-yourself market, which includes Sears, Home Depot and other major retailers. These products are sold under private label brands such as the Sears Craftsman(R) drill line, which the Company has supplied for more than 66 years, and are marketed under brand names such as the Disston(R) line. In 1995, the consumer market accounted for approximately 4% of consolidated sales. The Company expects its sales in the consumer market to increase appreciably as a result of the Rule acquisition, completed in January 1996. Rule manufactures of consumer and industrial cutting tools, including a broad line of bandsaws, holesaws, circular saws and reciprocating blades used in power tool applications. The product line also includes hand saws and hand tools, certain lawn and garden products, wood-boring bits, drills, counterbores, wire brushes, grinding wheels and stones and other accessory items. Rule's major product lines, including Disston(R), are sold primarily to consumers and tradesmen through major do-it-yourself hardware suppliers, such as Home Depot, retail chains and buying cooperatives, among whom the Company has not historically had significant market penetration.

     Certain pro forma financial information reflecting the Rule acquisition is attached hereto as Annex A.

     MARINE MARKET. With the January 1996 acquisition of Rule, Greenfield also acquired a line of marine products. The Company's marine products include submersible pumps, activating switches, marine paints, coatings, sealants, magnetic compasses, DC-powered winches and various electronic instruments and gauges.

MARKETING AND DISTRIBUTION

     Greenfield's cutting tool products are sold primarily through selected distributors by the Company's technical sales personnel. Products are also sold directly to private label, catalog, large industrial and other customers having special technical or other requirements. Generally, the Company's major brands are represented by distinct sales forces. The Company's sales force numbers approximately 150 and sells to over 2,500 independent distributors in North America and worldwide.

     INDUSTRIAL MARKET. Greenfield's high-speed steel cutting tool brands are sold in the industrial market through a network of selected independent industrial distributors throughout North America. In addition, the Company has agents to promote its products in Latin America and Asia. The Company's Putnam, Chicago-Latrobe, GTD and Geometric brands have been marketed since 1991 on a full-line basis to selected distributors. These distributors are supported by the Company's factory-trained sales force and by an extensive program of product information, sales and technical support. An internal sales force sells the Company's full-line brands to these selected distributors and an external sales force sells the VTD brand to a broader group of distributors that is offered less intensive sales and technical support. Customer technical support and education programs are also utilized to increase market awareness. The Company's high-speed cutting tool brands which were acquired in the acquisition of CTD are also sold in the industrial market through a network of selected independent distributors throughout North America and through its subsidiary, Cleveland Europe Limited, into the United Kingdom, Western Europe and certain other parts of the world. These distributors are supported by separate sales, marketing and technical forces. The products sold under the Cleveland Twist Drill brand name are differentiated from the Company's other industrial brand names through an emphasis on special applications and aerospace technology, and a larger sales force in both Canada and Mexico. Certain of the industrial drills, taps and dies, end mills, reamers, bandsaws and certain other products are also available through selected national catalog distributors and independent stocking agents.

     Tungsten carbide rotary cutting tools, tool holders and inserts are sold through selected independent industrial distributors and directly to a few large end-users. In the case of tungsten carbide tools and specialized drilling, reaming and counterboring tools, the Company's technical sales personnel directly assist the end-users with product selection and application of the Company's tungsten carbide products purchased through distributors. The Company provides assistance to end-users of carbide cutting tools through product application assistance and education.

     The Company believes that it has improved its competitive position through marketing programs designed to increase sales to distributors. Marketing programs, which have generally focused on the customer, now include a compensation program for Greenfield sales employees which is based upon productivity improvements realized and substantiated by the customer as a result of Greenfield's products and technical service. Other marketing/customer service programs include product information seminars, technical support sessions and week-long training classes and meetings with applications specialists at plant locations across the country.

     ELECTRONICS MARKET. Greenfield sells its circuit board drill and router brands through a worldwide network of distributors and the Company's technical sales force. The Company markets its products under multiple brand names through sales forces based in the United States, Germany, the United Kingdom and Asia. The majority of sales are made through distributors; the balance is direct. Approximately 80% of the Company's sales of circuit board drills and routers are made to customers outside North America. The Company supplies circuit board drills to Asian markets through distributors and agents. The Company believes that it is a leading supplier of these drills in Hong Kong and other Asianmarkets, including the People's Republic of China, Taiwan, Korea and Singapore. The Company's technical sales force includes applications experts who assist customers on-site by evaluating drill room applications and suggesting improvements. The Company also utilizes a dedicated drilling test lab at the Company's Rogers, Arkansas facility to improve customers' drilling results.

     OILFIELD EQUIPMENT MARKET. Greenfield's sales to the oilfield equipment market are made directly to oilfield equipment manufacturers and other customers. The products are used by large multinational corporations throughout the world as well as small independently-owned oilfield maintenance companies.

     MINING AND WEAR PARTS MARKET. Greenfield's sales to the mining and wear parts market are made both directly and through manufacturer's representatives. The Company's customer base is both large and diverse, covering approximately 1,500 customers in any given year. The Company's sales are primarily in North America with some international exposure. The Company's sales force and independent representative network are supported through an internal technical staff, direct marketing programs, participation in industry trade shows and exhibitions and advertising in tool and die industry trade journals.

     CONSUMER MARKET. Sales of products for the consumer market, including the Sears' line of Craftsman(R) drill bits, are made directly by Greenfield to purchasers of its private label tools. Sales of products for its Disston(R) brand are primarily sold to major do-it-yourself hardware suppliers, retail chains and buying cooperatives. The Company assists its customers through merchandising, packaging and advertising.

     MARINE  MARKET.   Marine  products  are  sold  to  boat  manufacturers  and
distributors   throughout  the  United  States  and  the  world  by  independent manufacturers' representatives and direct sales personnel.

FACILITIES AND MANUFACTURING

     The Company's headquarters are located in Augusta, Georgia. The Company owns significant manufacturing facilities in Arkansas, Georgia, Massachusetts, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, and leases significant facilities in Illinois, Massachusetts and Vermont. The Company also maintains, through ownership or leases, smaller manufacturing, office, warehouse and research facilities, as well as property held for sale, in seven other states and five other countries. In the event of a cancellation or termination of a lease relating to any of the Company's leased properties, the Company anticipates no difficulty in connection with leasing alternate space at reasonable rates.

MANUFACTURING

     Greenfield's principal raw materials are high-speed steel and tungsten carbide. High-speed steel is purchased in wire and rod form from multiple sources. Although the Company purchases most of its high-speed steel requirements from a single supplier, the Company believes that alternative sources are available. Tungsten carbide materials are purchased in powder form from multiple sources, for which alternative suppliers also exist and are currently adequate. Historically, raw material prices have not been volatile. In 1995, however, tungsten carbide materials were in short supply throughout the world as China, which produces a majority of the world's tungsten carbide, limited sales, resulting in higher prices. To date, Greenfield has been able to obtain adequate supplies and price increases experienced generally have been passed on to customers.

     Tungsten carbide powders are mixed, pressed and sintered in the Company's Rogers, Arkansas, Irwin, Pennsylvania, Placentia, California and Madisonville, Kentucky facilities. Finished products are precision ground from steel or carbide blanks in various of the Company's manufacturing facilities. The Company also maintains coating capabilities in its Augusta, Georgia, Lyndonville, Vermont and Rogers, Arkansas operations; assembly capabilities for dieheads, rachet tap wrenches and solid tap and die wrenches in its Augusta, Georgia operation; and brazing capabilities for carbide tipping in its Bentonville, Arkansas, Solon, Ohio and Rockford, Illinois facilities. The Company maintains metallurgy laboratories and drilling rooms in its Augusta, Georgia and Rogers, Arkansas facilities for quality control, product development and customer applications testing purposes. The majority of the Company's bandsaws, hand saws and related hardware products are manufactured in its Deerfield, Massachusettsfacility. The Company's marine products are manufactured in its Gloucester, Massachusetts facility.

     Since 1986, Greenfield has invested over $98 million in capital equipment, including capital investments of $26.8 million, $13.1 million and $8.0 million in 1995, 1994, and 1993, respectively. The Company expects that capital expenditures for 1996 will be approximately $25 million for ongoing capital development projects. This investment in capital equipment has been a significant element of the Company's cost reduction efforts. The Company has extensive process engineering capability, and has designed and manufactured a significant amount of its capital equipment. The Company believes that its production facilities and equipment are in good condition and, together with planned equipment spending, sufficient to meet planned increases in volume over the next five years.

COMPETITION

     The markets for Greenfield's products are highly competitive. The principal competitive factors in the cutting tool industry are product quality, timely delivery, technical service and price.

     Generally, the cutting tool market is fragmented with a large number of competitors and is characterized by excess capacity. The Company's competitors vary in size and resources; some are larger than the Company and others are smaller, and none competes with the Company in all product lines in the same geographic markets. The Company's larger competitors have significantly greater financial, marketing and technical resources. There can be no assurance that competitors will not take actions, including introducing new products, which could adversely affect the Company's sales and operating results.

     In North America, the market for high-speed steel rotary cutting tools is fragmented and the Company's competitors consist of smaller privately held companies and smaller divisions of larger companies. The Company's competitors in the North American market for tungsten carbide cutting tools, primarily inserts and toolholders, are Kennametal, Inc., the Valenite division of Cincinnati Milacron and Sandvik AB, a Swedish company.

     Outside the United States, the largest cutting tool company worldwide is Sandvik AB. Sandvik AB produces a full range of carbide products and is the market leader in Europe for rotary cutting tools.

EMPLOYEES

     At June 30, 1996, Greenfield had approximately 4,900 employees worldwide. Approximately 1,100 employees at seven of the Company's facilities are covered under collective bargaining agreements which expire from September 1997 through June 2000. The Company has not experienced any work stoppages in the last five years and considers its relations with employees generally to be good.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

     The following table sets forth Greenfield's ratio of earnings to fixed charges (i) on an historical basis for each of the five years in the period ended December 31, 1995; (ii) on an historical basis for the six-month periods ended June 30, 1995 and June 30, 1996; (iii) on a pro forma basis after giving effect to the Original Offering and the acquisition of Rule (including the financing thereof) for the year ended December 31, 1995; and (iv) on a pro forma basis after giving effect to the Original Offering for the three months ended June 30, 1996.




                                               Historical                                           Pro Forma
                    ---------------------------------------------------------------   -------------------------------------
                                                                   Six Months           Year ended        Six Months
                             Year Ended December 31,             Ended June 30,         December 31,     ended June 30,
                    ----------------------------------------- ---------------------
                      1991(1)   1992   1993   1994   1995         1995    1996              1995              1996
                      ----      ----   ----   ----   ----         ----    ----          ------------     ---------------
Ratio of Earnings to
  Fixed Charges        *        1.20   3.46   10.18  6.76         6.48    4.47              4.56              4.62



- ------------------
     1   For the year  ended December 31, 1991,  earnings as defined  below  were inadequate  to cover  fixed charges.  The coverage deficiency was $11,833,000.


     For purposes of computing the historical ratio of earnings to fixed charges, earnings include pre-tax earnings before an extraordinary charge, interest expense and the interest portion of rent expense, which the Company estimates is equivalent to one-third of total rent expense. Fixed charges include interest expense and the interest portion of rent expense. For purposes of computing the pro forma ratio of earnings to fixed charges, earnings include pre-tax earnings, interest expense, dividends on the Convertible Preferred Securities and the interest portion of rent expense, which the Company estimates is equivalent to one-third of total rent expense. Fixed charges include interest expense, dividends on the Convertible Preferred Securities and the interest portion of rent expense.

                                 CAPITALIZATION
                                   (UNAUDITED)

     The following table sets forth the capitalization of Greenfield and its consolidated subsidiaries as of June 30, 1996. The table should be read in conjunction with the consolidated financial statements and notes thereto and other financial data of Greenfield incorporated herein by reference.



                                                                         June 30, 1996
                                                             -------------------------------------

Indebtedness:


Current maturities of long-term indebtedness ...........                   $    632
Long-term indebtedness (excluding current
  maturities)
  Bank loans ...........................................                     48,731
  Senior notes 1 .......................................                     75,000
  Other long-term indebtedness .........................                     11,886
                                                                            -------
    Total long-term indebtedness .......................                    135,617
                                                                            -------
      Total indebtedness ...............................                    136,249


Company-obligated, mandatorily redeemable
  convertible preferred securities of subsidiary
  Greenfield Capital Trust 2 ...........................                    115,000

Preferred stock, common stock and other
  stockholders' equity:

Preferred stock; $0.01 par value; 1,500,000
  shares authorized; none outstanding ..................                      ---                             ---

Common stock; $0.01 par value; 100,000,000
  shares authorized; 16,337,300 shares issued
  and outstanding ......................................                        163

Additional paid-in capital and other ...................                    108,836
Retained earnings ......................................                     84,636
Cumulative translation adjustment ......................                    (1,771)
                                                                            -------
        Total common stock and other
          stockholders' equity .........................                    191,864
                                                                            -------

        Total capitalization ...........................                   $443,113
                                                                           ========


Debt to capitalization ratio 3 .........................                      30.7%

- ------------------

1 $75 million  unsecured senior notes bearing  interest payable semi-annually  at 7.31%, are due in
  2005 with equal annual payments beginning in 1999.
2 As described herein,  the sole assets of the Trust are  the 6%  Convertible  Junior  Subordinated
  Debentures  due March 31, 2016 with a principal  amount of $118,556,700,  and upon redemption  of such debt, the Convertible Preferred Securities will be mandatorily redeemable.
3 Debt to capitalization ratio equals total indebtedness divided by total capitalization.


                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of Greenfield and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Greenfield. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Greenfield entitled "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely parent's convertible subordinated debentures", and appropriate disclosures about the Convertible Preferred Securities, the Guarantee and the Convertible Junior Subordinated Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, Greenfield will record distributions payable on the Convertible Preferred
Securities as a financing charge to earnings in Greenfield's consolidated statement of operations.


                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither Greenfield nor the Trust will receive any proceeds from the sale of the Offered Securities.


              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

     THE FOLLOWING SUMMARY OF CERTAIN MATERIAL TERMS AND PROVISIONS OF THE CONVERTIBLE PREFERRED SECURITIES IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE DECLARATION. THE CONVERTIBLE PREFERRED SECURITIES WERE ISSUED PURSUANT TO THE TERMS OF THE DECLARATION. THE DECLARATION INCORPORATES BY REFERENCE TERMS OF THE TRUST INDENTURE ACT AND WILL BE QUALIFIED THEREUNDER. THE BANK OF NEW YORK, AS TRUSTEE, ACTS AS INDENTURE TRUSTEE FOR THE DECLARATION FOR PURPOSES OF COMPLIANCE WITH THE TRUST INDENTURE ACT. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE DECLARATION.

GENERAL

     The Convertible Preferred Securities were issued in fully registered form without interest coupons.

     The Convertible Preferred Securities represent undivided beneficial ownership interests in the assets of the Issuer and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

     All of the Common Securities are owned, directly or indirectly, by Greenfield. The Common Securities rank PARI PASSU, and payments are made thereon PRO RATA, with the Convertible Preferred Securities except as described under "--Subordination of Common Securities". The Convertible Junior Subordinated Debentures are owned by the Trustee and held for the benefit of the holders of the Trust Securities. The Guarantee guarantees payments with respect to the Convertible Preferred Securities, but does not guarantee payment of distributions or amounts payable on redemption or liquidation of the Convertible Preferred Securities when the Issuer does not have funds available to make such payments.

     Greenfield has, through the Guarantee, the Convertible Junior Subordinated Debentures, the Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Issuer's
obligations  under  the  Convertible  Preferred   Securities.   See  "Effect  of
Obligations Under the Convertible Junior Subordinated Debentures and the Guarantee".

DISTRIBUTIONS

     The distributions payable on each Convertible Preferred Security are fixed at a rate per annum of 6% of the stated liquidation preference of $50 per Convertible Preferred Security. Deferred distributions (and interest thereon) will accrue interest (compounded quarterly) at the same rate. The term "distributions" as used herein includes any such distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Convertible Preferred Securities are cumulative, accruing from the Original Offering Date and are payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1996, when, as and if available. Greenfield has the right under the Indenture to defer interest payments from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly distributions on the Convertible Preferred Securities would be deferred by the Issuer (but would continue to accrue with interest) during any such Deferral Period. In the event that Greenfield exercises this right, during such period Greenfield (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by Greenfield which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or purchases of any Rights and the declaration of a dividend of such Rights in the future), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Greenfield that rank PARI PASSU with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any Deferral Period, Greenfield may further extend such Deferral Period; PROVIDED that such Deferral Period together with all previous and further deferrals thereof may not exceed 20 consecutive quarters. Upon the termination of any Deferral Period, Greenfield is required to pay all amounts then due and, upon such payment, Greenfield may select a new Deferral Period, subject to the above requirements. In no event shall any Deferral Period extend beyond the maturity of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period".

     Distributions on the Convertible Preferred Securities must be paid quarterly on the dates payable to the extent of funds of the Trust available for the payment of such distributions. Amounts available to the Trust for distribution to the holders of the Convertible Preferred Securities will be limited to payments under the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures". The payment of distributions, to the extent of funds of the Trust available therefor, is guaranteed by Greenfield on a limited basis, as set forth under "Description of the Guarantee".

     Distributions on the Convertible Preferred Securities are payable to the holders thereof as they appear on the books and records of the Issuer on the relevant record dates, which will be one day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CONVERSION RIGHTS

     GENERAL. Convertible Preferred Securities are convertible at any time (except in the case of Convertible Preferred Securities called for redemption which shall be convertible at any time prior to the close of business on the Business Day prior to the Redemption Date), at the option of the holder thereof and in the manner described below, into shares of Greenfield Common Stock at an initial conversion rate of 1.2121 shares of Greenfield Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $41.25 per share of Greenfield Common Stock), subject to adjustment as described under "--Conversion Price

Adjustments" below. The Issuer has agreed in the Declaration not to convert Convertible Junior Subordinated Debentures held by it exceptpursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. A holder of a Convertible Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Convertible Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Junior
Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into Greenfield Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Whenever Greenfield issues shares of Greenfield Common Stock upon conversion of Convertible Preferred Securities, Greenfield will issue, together with each such share of Greenfield Common Stock, one right entitling the holder thereof, under certain circumstances, to purchase one one-hundredth of a share of Greenfield's Series A Preferred Stock ("Series A Preferred Stock") pursuant to, and upon the terms indicated in, the Restated Rights Agreement dated as of February 6, 1996 (the "Rights Agreement"), between Greenfield and First Chicago Trust Company of New York, as Rights Agent, or any similar rights issued to holders of Greenfield Common Stock in addition thereto or in replacement thereof (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by holders of Greenfield Common Stock (or are evidenced by outstanding share certificates representing Greenfield Common Stock) at such time and have not expired or been redeemed. As distributed, the Rights trade together with Greenfield Common Stock. The Rights may be exercised or traded separately only after the earlier to occur of: (i) the tenth business day after the commencement of a tender or exchange offer by a person or group other than Greenfield or any subsidiary or employee benefit plan of Greenfield or any subsidiary if, upon consummation of the offer, such person or group would acquire beneficial ownership of 15% or more of the outstanding Greenfield Common Stock or (ii) the tenth day after the first public announcement that an Acquiring Person (as such term is defined in the Rights Agreement) has acquired the beneficial ownership of 15% or more of the shares of Greenfield Common Stock outstanding. The Rights will expire on February 20, 2006, unless earlier redeemed by Greenfield as provided in the Rights Agreement. Until a Right is exercised, the holder thereof will have no additional rights as a shareholder of Greenfield, including, without limitation, the right to vote or receive dividends on shares of Greenfield Common Stock subject to the Rights. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement, which is an exhibit to Greenfield's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, incorporated by reference herein.

     Holders of Convertible Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Convertible Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Issuer nor Greenfield will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. Greenfield will make no payment or allowance for distributions on the shares of Greenfield Common Stock issued upon such conversion, except to the extent that such shares of Greenfield Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Issuer.

     No fractional shares of Greenfield Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by Greenfield in cash.

     CONVERSION PRICE ADJUSTMENTS--GENERAL. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in Greenfield Common Stock on any class of capital stock of Greenfield; (ii) the issuance to all holders of Greenfield Common Stock of rights or warrants, or the occurrence of an event under the Company's Rights Agreement, entitling holders of such rights or warrants to subscribe for or purchase Greenfield Common Stock at less than the then current market price; (iii) subdivisions and combinations of Greenfield Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Greenfield Common Stock consisting of evidences of indebtedness of Greenfield, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Greenfield CommonStock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence) and (B) cash dividends if the annualized per share amount thereof does not exceed 15% of the current market price of Greenfield Common Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of Greenfield Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by Greenfield or any subsidiary of Greenfield for Greenfield Common Stock at a price in excess of 110% of the current market price of Greenfield Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     Greenfield may, at its option, make such reductions in the conversion price as the Greenfield Board of Directors deems advisable to avoid or diminish any income tax to holders of Greenfield Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Taxation--Adjustment of Conversion Price".

     No adjustment of the conversion price will be made upon the issuance of any shares of Greenfield Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Greenfield and the investment of additional optional amounts in shares of Greenfield Common Stock under any such plan or the issuance of any shares of Greenfield Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of Greenfield or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities were first issued. There shall also be no adjustment of the conversion price in case of the issuance of any Greenfield Common Stock (or securities convertible into or exchangeable for Greenfield Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     CONVERSION PRICE ADJUSTMENTS--MERGER, CONSOLIDATION OR SALE OF ASSETS OF GREENFIELD. In the event that Greenfield is a party to any transaction
(including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of Greenfield, recapitalization or reclassification of Greenfield Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Greenfield Transaction")), in each case, as a result of which shares of Greenfield Common Stock shall be converted into the right (i) in the case of any Greenfield Transaction other than a Greenfield Transaction involving a Common Stock Fundamental Change (as defined herein), to receive securities, cash or other property, each Convertible Preferred Security shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Greenfield Transaction by a holder of that number of shares of Greenfield Common Stock into which a Convertible Preferred Security was convertible immediately prior to such Greenfield Transaction, with such adjustments as provided below, or (ii) in the case of a Greenfield Transaction involving a Common Stock Fundamental Change, to receive common stock of the kind received by holders of Greenfield Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Greenfield Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Greenfield Transaction described in this section.

     If any Fundamental Change (as defined herein) occurs, the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Convertible Preferred Security shall be convertible solely into common stock of the kind received by holders of Greenfield Common Stock as a result of such Common Stock Fundamental Change.

     The conversion price in the case of any Greenfield Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

         (i) in the case of a Non-Stock Fundamental Change (as defined herein), the conversion price of the Convertible Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined herein) or the then applicable Reference Market Price (as defined herein) by a fraction of which the numerator will be $50 and the denominator will be the then current Redemption Price (as defined herein) or, prior to April 15, 1999, an amount per Convertible Preferred Security determined by Greenfield in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Convertible Preferred Securities had been redeemable during such period; and

         (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined herein) and the denominator will be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Greenfield Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Greenfield Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Greenfield Common Stock as a result of such Common Stock Fundamental Change.

     In the absence of the Fundamental Change provisions, in the case of a Greenfield Transaction each Convertible Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Greenfield Common Stock into which such Convertible Preferred Security was convertible immediately prior to such Greenfield Transaction. Thus, in the absence of the Fundamental Change provisions, a Greenfield Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if Greenfield were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Greenfield and other factors.

     The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all the Greenfield Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Greenfield Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM (a "Non-Stock Fundamental Change", as defined herein), to increase the securities, cash, or property into which each Convertible Preferred Security is convertible.

     In a Non-Stock Fundamental Change transaction in which the initial value received per share of Greenfield Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Convertible Preferred Security but greater than or equal to the "Reference Market Price" (initially $22.17 but subject to adjustment in certain events as described below), the conversion price will be adjusted as described above with the effect that each Convertible Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Greenfield Common Stock in such transaction with the conversion price adjusted as though such initial value had been the Applicable Price.

     In a Non-Stock Fundamental Change transaction in which the initial value received per share of Greenfield Common Stock (measured as described in the definition of Applicable Price below) is lower than both the

Applicable Conversion Price of a Convertible Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

     In a Fundamental Change transaction in which all or substantially all of the Greenfield Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Greenfield Common Stock consists of listed or NNM traded common stock (a "Common Stock Fundamental Change", as defined herein), the foregoing adjustments are designed to provide in effect that (a) where Greenfield Common Stock is converted partly into such common stock and partly into other securities, cash or property, each Convertible Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Greenfield Common Stock into which such Convertible Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where Greenfield Common Stock is converted solely into such common stock, each Convertible Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Greenfield Common Stock into which such Convertible Preferred Security was convertible immediately before such transaction.

     The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of the Greenfield Common Stock receives only cash, the amount of cash received by the holder of one share of Greenfield Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined herein) for the Greenfield Common Stock during the ten trading days prior to and including the record date for the determination of the holders of Greenfield Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Greenfield Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred as the "Entitlement Date"), in each case as adjusted in good faith by Greenfield to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General".

     The term "Closing Price" means on any day the last reported sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NNM or, if the stock is not quoted on such system, on the principal national securities exchange on which such stock is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by Greenfield for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Greenfield) of the consideration received by holders of Greenfield Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless Greenfield continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Greenfield Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Greenfield Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of Greenfield Common Stock could have received in such transaction or event as a result of which more than 50% of the Greenfield Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by Greenfield to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General".

     The term "Reference Market Price" initially means $22.17 (which is an amount equal to 662/3% of the last reported sale price for the Greenfield Common Stock on the NNM on April 18, 1996) and, in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $22.17 to the initial conversion price of the Convertible Preferred Securities.

OPTIONAL REDEMPTION

     Greenfield is permitted to redeem the Convertible Junior Subordinated Debentures as described herein under "Description of the Convertible Junior Subordinated Debentures--Optional Redemption", in whole or in part, from time to time, after April 15, 1999, upon not less than 30 nor more than 60 days' notice. See "Description of the Convertible Junior Subordinated Debentures--Optional Redemption". Upon any redemption in whole or in part of the Convertible Junior Subordinated Debentures at the option of Greenfield, the Issuer will, to the extent of the proceeds of such redemption, redeem Convertible Preferred Securities and Common Securities at the Redemption Price. In the event that fewer than all the outstanding Convertible Preferred Securities are to be so redeemed, the Convertible Preferred Securities to be redeemed will be selected as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below.

     In the event of any  redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Convertible Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event (as defined herein) shall occur and be continuing, Greenfield shall cause the GFII Trustees to liquidate the Issuer and cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; PROVIDED, HOWEVER, that such liquidation and distribution shall be conditioned on (i) the GFII Trustees'
receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the GFII Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service (the "Service"), to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such liquidation and distribution of Convertible Junior Subordinated Debentures, and (ii)
Greenfield being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of Greenfield, will have no adverse effect on the Issuer, Greenfield or the holders of the Convertible Preferred Securities and will involve no material cost. Furthermore, if (i) Greenfield has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the GFII Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Greenfield would be precluded from deducting the interest on the Convertible Junior Subordinated Debentures for United States Federal income tax purposes, even after the Convertible Junior Subordinated Debentures were distributed to the holders of the Convertible Preferred Securities upon liquidation of the Issuer as described above, or (ii) the GFII Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, Greenfield shall have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of the Tax Event, to redeem the Convertible Junior Subordinated

Debentures, in whole (but not in part) for cash, at par plus accrued and unpaid interest and, following such redemption, all the Convertible Preferred Securities will be redeemed by the Issuer at the liquidation preference of $50 per Convertible Preferred Security plus accrued and unpaid distributions; PROVIDED, HOWEVER, that, if at the time there is available to Greenfield or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of Greenfield, will have no adverse effect on the Issuer, Greenfield or the holders of the Convertible Preferred Securities and will involve no material cost, the Issuer or Greenfield will pursue such measure in lieu of redemption. See "--Mandatory Redemption". In lieu of the foregoing options, Greenfield will also have the option of causing the Convertible Preferred Securities to remainoutstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures--Additional Interest".

     "Tax Event" means that Greenfield shall have obtained an opinion of nationally recognized independent tax counsel (reasonably acceptable to the GFII Trustees) experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change (which shall not include a proposed change), provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the Original Offering Date), which amendment or change is effective or which interpretation or pronouncement is announced on or after the Original Offering Date, there is more than an insubstantial risk that (i) the Issuer is or will be subject to United States Federal income tax with respect to interest received on the Convertible Junior Subordinated Debentures, (ii) interest paid in cash to the Issuer on the Convertible Junior Subordinated Debentures is not or will not be deductible for United States Federal income tax purposes or (iii) the Issuer is or will be subject to more than a DE MINIMIS amount of other taxes, duties, assessments or other governmental charges.

     If an Investment Company Event (as hereinafter defined) shall occur and be continuing, Greenfield shall cause the GFII Trustees to liquidate the Issuer and cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

     The  distribution  by Greenfield  of the  Convertible  Junior  Subordinated
Debentures will effectively result in the cancellation of the Convertible Preferred Securities.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the Orignial Offering Date.

     A "Special Event" means either an Investment Company Event or a Tax Event.

     After the date fixed for any distribution of Convertible Junior Subordinated Debentures (i) the Convertible Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of the Global Certificates, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of such Convertible Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid distributions on such Convertible Preferred Securities, until such certificates are presented to Greenfield or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, or the Convertible Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby.

MANDATORY REDEMPTION

     The Convertible Junior Subordinated Debentures will mature on March 31, 2016, and may be redeemed, in whole or in part, at any time after April 15, 1999 or at any time in certain circumstances upon the occurrence of a Special Event. Upon the repayment or payment of the Convertible Junior Subordinated Debentures, whether at maturity or upon redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible
Junior Subordinated Debentures so repaid or redeemed at the applicable redemption price together with accrued and unpaid distributions through the date of redemption; PROVIDED that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures--General" and "Optional Redemption". Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities and Common Securities, in whole, upon not less than 30 nor more than 60 days' notice.

REDEMPTION PROCEDURES

     The Convertible Preferred Securities will not be redeemed unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Issuer gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, the Issuer will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Convertible Preferred Securities called for redemption shall be payable to the holders of such Convertible Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the redemption price, but without interest on such redemption price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Issuer or by Greenfield pursuant to the Guarantee described under "Description of the Guarantee", distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), Greenfield or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made PRO RATA based on the liquidation preference of the Trust Securities; PROVIDED, HOWEVER, that, if on any distribution date or redemption date a Declaration Event of Default (as defined herein under "--Declaration Events of Default") under the Declaration shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities shall have been made or provided for, and all funds available to the Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

     In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until the effect of all such Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee shall act solely on behalf of the holders of the Convertible PreferredSecurities and not the holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Issuer, the holders of the Convertible Preferred Securities at the time will be entitled to receive out of the assets of the Issuer available for distribution to holders of Trust Securities after satisfaction of liabilities of creditors of the Trust, before any distribution of assets is made to the holders of the Common Securities, an amount equal to the aggregate of the stated liquidation preference of $50 per Convertible Preferred Security and accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding up or termination, Convertible Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a PRO RATA basis to the holders of the Trust Securities.

     Pursuant to the Declaration, the Issuer shall be dissolved and its affairs shall be wound up upon the earliest to occur of the following: (i) December 7, 2022, the expiration of the term of the Issuer, (ii) the bankruptcy of Greenfield or the holder of the Common Securities, (iii) the filing of a certificate of dissolution or its equivalent with respect to Greenfield or such holder, or the revocation of Greenfield's or such holder's charter and the expiration of 90 days after the date of notice to Greenfield or such holder of revocation without a reinstatement of its charter, (iv) the distribution of all the assets of the Trust, (v) the entry of a decree of a judicial dissolution of Greenfield, the Trust or such holder, or (vi) the redemption of all the Trust Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE ISSUER

     The Issuer may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. The Issuer may, without the consent of the holders of the Convertible Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States of America or of the District of Columbia; PROVIDED that
(i) if the  Issuer  is not  the  survivor,  such  successor  entity  either  (x)
expressly assumes all of the obligations of the Issuer under the Convertible Preferred Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") as long as the Successor Securities rank, with respect to participation in the profits and distributions or in the assets of the successor entity, at least as high as the Convertible Preferred Securities rank with respect to participation in the profits and dividends or in the assets of the Issuer, (ii) Greenfield expressly acknowledges such successor entity as the holder of the Convertible Junior Subordinated Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) Greenfield has provided a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, Greenfield has received an opinion of nationally recognized independent counsel (reasonably acceptable to the Trustee) to the Issuer experienced in such matters to the effect that (x) such successor entity will be treated as a grantor trust for United States Federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither Greenfield nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Convertible Preferred Securities. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Issuer or the Successor Entity to be classified as other than a grantor trust for United States Federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Event of Default") or a default by Greenfield under the Guarantee constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

     As long as the Convertible Preferred Securities are outstanding, upon the occurrence of a Declaration Event of Default, the Trustee as the sole holder of the Convertible Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Junior Subordinated Debentures to be immediately due and payable. Greenfield and the Issuer are each required to file annually with the Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS; AMENDMENT OF DECLARATION

     Except as described herein, under the Trust Act and under "Description of the Guarantee--Amendments and Assignment", and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

     In the event of a payment default on the Convertible Preferred Securities, any holder of the Convertible Preferred Securities may institute a legal proceeding directly against Greenfield to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition to the rights of the holders of the Convertible Preferred Securities with respect to the enforcement of payment to Greenfield or the Issuer of principal of or interest on the Convertible Junior Subordinated Debentures as provided under "Description of the Guarantee -- General" and "Description of Convertible Junior Subordinated Debentures--Events of Default", if (i) the Issuer fails to pay distributions in full on the Convertible Preferred Securities for six consecutive quarterly distribution periods (whether or not a Deferral Period is in effect) or (ii) a Declaration Event of Default occurs and is continuing (each an "Appointment Event"), then the holders of the Convertible Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Trustee. For purposes of determining whether the Issuer has failed to pay distributions in full for six consecutive quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Any holder of Convertible Preferred Securities (other than Greenfield or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the GFII Trustees shall convene a meeting of the holders of Convertible Preferred Securities for the purpose of appointing a Special Trustee. If the GFII Trustees fail to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Convertible Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, Greenfield shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period". If such an extension occurs, there will be no Event of Default under the Indenture and, consequently, no Declaration Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.

     Subject to the requirement of the Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or direct the exercise of any trust or power conferred upon the Trustee under the Declaration including the right to direct the Trustee, as holder of the Convertible Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Junior Subordinated Debentures, (ii) waive any past Event of Default that is waiveable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Junior Subordinated Debentures shall be due and payable; or (iv) consent to any amendment, modification or termination of the Indenture or such Convertible Junior Subordinated Debentures, where such consent shall be required; PROVIDED, HOWEVER, that, where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Junior Subordinated Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation preference of the Convertible Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Trustee to give such consent or take such action. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Convertible Preferred Securities except by subsequent vote of the holders of the Convertible Preferred Securities. A holder of Convertible Preferred Securities may also directly institute a proceeding on behalf of the Issuer for enforcement of payment to the Issuer of the principal of or interest on the Convertible Junior Subordinated Debentures on or after the respective due dates specified in the Convertible Junior Subordinated Debentures. The holders of the Convertible Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Convertible Junior Subordinated Debentures unless the Trustee or the Indenture Trustee, acting for the benefit of the Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities would have a right to institute such proceedings. The Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Junior Subordinated Debentures. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Trustee shall not take any of the actions described in clause (i), (ii), (iii) or (iv) above unless the Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Issuer will not fail to be classified as a grantor trust for United States Federal income tax purposes.

     In the event the consent of the Trustee, as the holder of the Convertible Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that, where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Junior Subordinated Debentures, the Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation preference of the Trust Securities. The Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States Federal income tax the Issuer will not be classified as other than a grantor trust.

     A waiver of an Event of Default under the Indenture will constitute a waiver of the corresponding Declaration Event of Default.

     The Declaration may be amended from time to time by the Issuer Trustees, without the consent of the holders of the Convertible Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, (ii) to add to the covenants, restrictions or obligations of Greenfield, (iii) to conform to any change in Rule 3a-5 of the 1940 Act or written change in interpretation or application of Rule 3a-5 of the 1940 Act by any legislative body, court, government agency or regulatory authority, (iv) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Convertible Preferred Securities and Common Securities are outstanding; provided, however, that in the case of (iii) and (iv), such amendment shall not adversely affect in any material respect the interests of any holder of Convertible Preferred Securities or Common Securities. In addition, if any proposed amendment to the Declaration provides for (i) any action that would adversely affect the powers, preferences or special rights of the holders of the Convertible Preferred Securities or the Common Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in the Declaration, then the holders of outstanding Convertible
Preferred Securities or Common Securities as a class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the holders of at least 662/3% in liquidation amount of the Convertible Preferred Securities or Common Securities, voting together as a single class
PROVIDED, HOWEVER, that, the rights of holders of Convertible Preferred Securities to appoint, remove or replace a Special Trustee shall not be amended without the consent of each holder of Convertible Preferred Securities; PROVIDED, HOWEVER, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 662/3% in liquidation amount of such class.

     Any  required  approval or direction  of holders of  Convertible  Preferred
Securities  may be  given  at a  separate  meeting  of  holders  of  Convertible
Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The GFII Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Issuer to redeem and cancel Convertible Preferred Securities or distribute Convertible Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by Greenfield or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Greenfield, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

     The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "--Book-Entry-Only Issuance--The Depository Trust Company" below.

     Except in the limited circumstances described above, in connection with the appointment of a Special Trustee, holders of the Convertible Preferred Securities will have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by Greenfield as the indirect or direct holder of all of the Common Securities.

REGISTRATION RIGHTS

     In connection with the Original Offering, the Company entered into a registration rights agreement dated April 24, 1996 (the "Registration Rights Agreement") with the Initial Purchasers, for the benefit of the holders of the Convertible Preferred Securities, pursuant to which the Company agreed that it would, at its cost, (a) file a Registration Statement on Form S-3 (a "Shelf Registration Statement") covering resales of the Convertible Preferred Securities (together with the Convertible Junior Subordinated Debentures, the Guarantee and the related Greenfield Common Stock and Rights) pursuant to Rule 415 under the Securities Act, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective after its effective date for as long as shall be required under Rule 144(k) under the Securities Act or any successor rule or regulation thereto. In addition, the Company agreed that it would, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of such Securities. A holder selling such Securities pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the prospectus and to deliver such prospectus to purchasers, would be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If (i) by June 23, 1996, the Shelf Registration Statement had not been filed with the SEC; (ii) by October 21, 1996, the Shelf Registration Statement had not been declared effective by the SEC; or (iii) after the Shelf Registration Statement had been declared effective, such Registration Statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of Convertible Preferred Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) a "Registration Default"), the Convertible Junior Subordinated Debentures would bear interest at the rate per annum of 6.50% and, therefore, distributions would accrue on the Convertible Preferred Securities at the rate of 6.50% per annum, from and including the date on which any such Registration Default shall have occurred to but excluding the date on which all Registration Defaults have been cured. At all other times, interest will accrue on the Convertible Junior Subordinated Debentures and distributions will accrue on the Convertible Preferred Securities at a rate of 6% per annum.

     The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed with the Commission as an exhibit to Greenfield's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and is incorporated by reference herein.

BOOK-ENTRY-ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Convertible Preferred Securities made pursuant to this Prospectus. One or more fully registered global Convertible Preferred Security certificates (without restrictive legends) (the "Global Certificates") will be issued in the name of Cede & Co. (as nominee for DTC), representing, in the aggregate, Convertible Preferred Securities sold pursuant to this Prospectus, and will be deposited with DTC.

     In the event of a transfer of securities which were issued in fully registered, certificated form ("Certificated Securities") on the Original Offering Date, the holder of such certificates will be required to exchange them for interests in the Global Certificates representing the number of Convertible Preferred Securities being transferred.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Convertible Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Convertible Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Convertible Preferred Securities held in book-entry form shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Convertible PreferredSecurities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Convertible Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Issuer or Greenfield, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Issuer, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a global Convertible Preferred Security will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities.

     DTC may discontinue providing its services as securities depository with respect to the Convertible Preferred Securities at any time by giving notice to the Issuer. Under such circumstances, in the event that a successor securities depository is not obtained, Convertible Preferred Security certificates are required to be printed and delivered. Additionally, the Issuer (with the consent of Greenfield) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Convertible Preferred Securities will be printed and delivered. In each of the above circumstances, Greenfield will appoint a paying agent with respect to the Convertible Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Greenfield and the Issuer believe to be reliable, but none of Greenfield, the Issuer or the Issuer Trustees takes responsibility for the accuracy thereof.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Convertible Preferred Securities as represented by a Global Certificate.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Convertible Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

     The Bank of New York acts as registrar, transfer agent, paying agent and Conversion Agent for the Convertible Preferred Securities.

     Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment (with the giving of such indemnity as the Issuer or Greenfield may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Issuer will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE TRUSTEE

     The Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

     The Declaration and the Convertible Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Issuer Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for Federal income tax purposes and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of Greenfield for United States Federal income tax purposes. In this connection, the Issuer Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Issuer Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

     Holders of the Convertible Preferred Securities have no preemptive rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.


                          DESCRIPTION OF THE GUARANTEE

     SET FORTH BELOW IS A SUMMARY OF INFORMATION CONCERNING THE GUARANTEE WHICH WAS EXECUTED AND DELIVERED BY GREENFIELD FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF CONVERTIBLE PREFERRED SECURITIES. THE SUMMARY IS SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE GUARANTEE. THE GUARANTEE INCORPORATES BY REFERENCE THE TERMS OF THE TRUST INDENTURE ACT AND WILL BE QUALIFIED THEREUNDER. THE BANK OF NEW YORK ACTS AS TRUSTEE UNDER THE GUARANTEE FOR PURPOSES OF THE TRUST INDENTURE ACT. THE BANK OF NEW YORK, AS THE GUARANTEE TRUSTEE, HOLDS THE GUARANTEE FOR THE BENEFIT OF THE HOLDERS OF THE CONVERTIBLE PREFERRED SECURITIES.

GENERAL

     Pursuant to the Guarantee, Greenfield has irrevocably agreed, to the extent set forth herein, to pay in full on a subordinated basis, to the holders of the Convertible Preferred Securities, the Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set off or counterclaim that the Issuer may have or assert. The following payments with respect to the Convertible Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Convertible Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Convertible Preferred Securities, to the extent of funds of the Trust available therefor, with respect to any Convertible Preferred Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of the Convertible Preferred Securities in exchange for Convertible Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Convertible Preferred Securities to the date of payment, to the extent of funds of the Trust available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Issuer. Greenfield's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Greenfield to the holders of Convertible Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Convertible Preferred Securities may proceed directly against Greenfield as guarantor, rather than having to proceed against the Issuer before attempting to collect from Greenfield, and Greenfield waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against Greenfield. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

     If Greenfield fails to make interest payments on the Convertible Junior Subordinated Debentures or pay amounts payable upon the redemption, acceleration or maturity of the Convertible Junior Subordinated Debentures, the Issuer will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of the Convertible Preferred Securities when the Issuer does not have sufficient funds to pay such distributions or such amount. However, Greenfield has, through the Guarantee, the Convertible Junior Subordinated Debentures, the Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Convertible Preferred Securities. See "Effect of Obligations Under the Convertible Junior Subordinated Debentures and the Guarantee".

CERTAIN COVENANTS OF GREENFIELD

     In  the  Guarantee,   Greenfield  has  covenanted  that,  so  long  as  any
Convertible Preferred Securities remain outstanding, if at such time (i) Greenfield has exercised its option to defer interest payments on the Convertible Junior Subordinated Debentures and such deferral is continuing, (ii) Greenfield shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then Greenfield (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by Greenfield which consist of the stock of the same class as that on which the dividend is being paid and other than redemptions or purchases of any Rights and the declaration of a dividend of such Rights in the future), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Greenfield that rank PARI PASSU with or junior to the Convertible Junior Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

     As part of the Guarantee, Greenfield has agreed that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into Greenfield Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights".

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Convertible Preferred Securities (in which case no consent of the holders of the Convertible Preferred Securities will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 662/3% in aggregate stated liquidation preference of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities is as set forth under "Description of the Convertible Preferred Securities--Voting Rights; Amendment of Declaration". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Greenfield and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of Greenfield with or into another entity or any permitted sale, transfer or lease of Greenfield's assets to another entity as described below under "Description of the Convertible Junior Subordinated Debentures--Restrictions", Greenfield may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least 662/3% of the aggregate stated liquidation preference of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Convertible Preferred Securities and be of no further force and effect upon (a) full payment of the applicable redemption price of such holder's Convertible Preferred Securities or
(b) the distribution of Greenfield Common Stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into Greenfield Common Stock or the distribution of the Convertible Junior Subordinated Debentures to all holders of the Convertible Preferred Securities and will terminate completely upon full payment of the amounts payable upon liquidation of the Issuer. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible
Preferred Securities must restore payment of any sums paid under such Convertible Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

     The Guarantee  constitutes an unsecured  obligation of Greenfield and ranks
(i) subordinate and junior in right of payment to all liabilities of Greenfield, except any liabilities that may be made PARI PASSU expressly by their terms,
(ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Greenfield and with any guarantee now or hereafter entered into by Greenfield in respect of any preferred or preference stock or preferred securities of any affiliate of Greenfield and (iii) senior to Greenfield Common Stock. Upon the bankruptcy, liquidation or winding up of Greenfield, its obligations under the Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.

     The  Declaration  provides  that  each  holder  of  Convertible   Preferred
Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee is governed by and construed in accordance with the laws of the State of New York.


         DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     SET FORTH BELOW IS A DESCRIPTION OF THE SPECIFIC TERMS OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES IN WHICH THE ISSUER INVESTED THE PROCEEDS OF THE ISSUANCE AND SALE OF (i) THE CONVERTIBLE PREFERRED SECURITIES AND (ii) THE COMMON SECURITIES. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE DATED AS OF APRIL 1, 1996 (THE "INDENTURE"), BETWEEN GREENFIELD AND THE BANK OF NEW YORK, AS INDENTURE TRUSTEE. THE INDENTURE WILL BE QUALIFIED UNDER THE TRUST INDENTURE ACT. THE BANK OF NEW YORK ACTS AS TRUSTEE UNDER THE INDENTURE FOR PURPOSES OF THE TRUST INDENTURE ACT. WHENEVER PARTICULAR PROVISIONS OR DEFINED TERMS IN THE INDENTURE ARE REFERRED TO HEREIN, SUCH PROVISIONS OR DEFINED TERMS ARE INCORPORATED BY REFERENCE HEREIN.

     Under certain circumstances involving the dissolution of the Issuer following the occurrence of a Tax Event or Investment Company Event, Convertible Junior Subordinated Debentures may be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution".

GENERAL

     The Convertible Junior Subordinated Debentures were issued as a series of Convertible Junior Subordinated Debentures under the Indenture. The Trustee is the initial holder of the Convertible Junior Subordinated Debentures. The Convertible Junior Subordinated Debentures are limited in aggregate principal amount to approximately 103.092784% of the aggregate stated liquidation preference of the Convertible Preferred Securities, such amount being the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the Common Securities. The Indenture does not limit the aggregate principal amount of Convertible Junior Subordinated Debentures which may be issued thereunder and provides that the Convertible Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

     The  entire  principal  amount  of  the  Convertible  Junior   Subordinated
Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on March 31, 2016.

     The Convertible Junior Subordinated Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Indebtedness of Greenfield. See "--Subordination".

     The Convertible Junior Subordinated Debentures, if distributed to holders of Convertible Preferred Securities in a dissolution of the Issuer, will initially be issued as a global security to the extent of any Global Certificates at the time representing any Convertible Preferred Securities and otherwise in fully registered, certificated form. In the event that Convertible Junior Subordinated Debentures are issued in certificated form, such Convertible Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Convertible Junior Subordinated Debentures issued as a global security will be made to DTC, as the depository for the Convertible Junior Subordinated Debentures. In the event Convertible Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Junior Subordinated Debentures will be registrable and Convertible Junior Subordinated Debentures will be exchangeable for Convertible Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; PROVIDED that, unless the Convertible Junior Subordinated Debentures are held by the Issuer or any successor permissible under "Description of the Convertible Preferred Securities--Merger, Consolidation or Amalgamation of the Issuer", payment of interest may be made at the option of Greenfield by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain any provisions that afford holders of Convertible Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving Greenfield. The Convertible Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

INTEREST

     Each Convertible Junior Subordinated Debenture bears interest at the rate of 6% per annum from the Original Offering Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"), commencing June 30, 1996, to the person in whose name such Convertible Junior Subordinated Debenture is registered at the close of business on the day immediately preceding such Interest Payment Date. Interest compounds quarterly and accrues at the annual rate of 6% on any interest installment not paid when due.

     The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Greenfield shall have the right at any time during the term of the Convertible Junior Subordinated Debentures to defer interest payments from time to time for successive periods not exceeding 20 consecutive quarters for each such period. At the end of each Deferral Period, Greenfield shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Junior Subordinated Debentures to the extent permitted by applicable law). In no event shall any Deferral Period extend beyond the maturity of the Convertible Junior Subordinated Debentures. During any Deferral Period, Greenfield (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by Greenfield which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or purchases of any Rights and the declaration of a dividend of such Rights in the future), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Greenfield that rank PARI PASSU with or junior to the Convertible Junior Subordinated Debentures, and
(iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, Greenfield may further extend such Deferral Period; PROVIDED that such Deferral Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters. Upon the termination of any Deferral Period and the payment of all amounts then due, Greenfield may select a new Deferral Period, subject to the above requirements. No interest during a Deferral Period, except at the end thereof, shall be due and payable. If the Issuer shall be the sole holder of the Convertible Junior Subordinated Debentures, Greenfield shall give the Issuer notice of its selection of such Deferral Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) the date the Issuer is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Preferred Securities on the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. Greenfield shall cause the Issuer to give notice of Greenfield's selection of such Deferral Period to the holders of the Convertible Preferred Securities. If the Issuer shall not be the sole holder of the Convertible Junior Subordinated Debentures, Greenfield shall give the holders of the Convertible Junior Subordinated Debentures notice of its selection of such Deferral Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date Greenfield is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Junior Subordinated Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

     If the Issuer would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Greenfield will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Issuer after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Issuer would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Convertible Junior Subordinated Debentures are convertible into Greenfield Common Stock at the option of the holders of the Convertible Junior Subordinated Debentures at any time at the initial conversion price set forth in this Prospectus subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights". The Issuer has agreed not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Issuer will distribute $50 principal amount of the Convertible Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Junior Subordinated Debentures into Greenfield
Common Stock on behalf of such holder. Greenfield's delivery to the holders of the Convertible Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of Greenfield Common Stock into which the Convertible Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Greenfield's obligation to pay the principal amount of the Convertible Junior Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; PROVIDED, HOWEVER, that if any Convertible Junior Subordinated Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Junior Subordinated Debenture shall be paid to the Issuer (which will distribute such interest to the converting holder) or other holder of Convertible Junior Subordinated Debentures, as the case may be, despite such conversion.

OPTIONAL REDEMPTION

     Greenfield shall have the right to redeem the Convertible Junior Subordinated Debentures, in whole or in part, at any time or from time to time after April 15, 1999, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $52.10 per $50 principal amount of the Convertible Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, if redeemed on or before April 15, 2000, and at the following redemption prices per $50 principal amount of Convertible Junior Subordinated Debentures, if redeemed during the 12-month period ending April 15:

                                                    Price per $50
                                                      Principal
                 Year                                   Amount
                 ----                               -------------

                 2001 ...........................       $51.80
                 2002 ...........................        51.50
                 2003 ...........................        51.20
                 2004 ...........................        50.90
                 2005 ...........................        50.60
                 2006 ...........................        50.30
and  thereafter  at  $50  per  $50  principal   amount  of  Convertible   Junior
Subordinated Debentures plus, in each case, accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

     In the event of any redemption in part, Greenfield shall not be required to
(i) issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures to be so redeemed and (ii) register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part.

SUBORDINATION

     The Indenture provides that the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of Greenfield as provided in the Indenture. No payment of principal of (including redemption payments), or interest on, the Convertible Junior Subordinated Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of Greenfield to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Convertible Junior Subordinated Debentures are entitled to receive or retain any payment. In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by a holder of the Convertible Junior Subordinated Debentures in contravention of the foregoing provisions, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Convertible Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior
Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Junior Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" shall mean in respect of Greenfield (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Junior Subordinated Debentures and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Greenfield that is, directly or indirectly, a financing vehicle of Greenfield (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other similar securities. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of Greenfield and its subsidiaries at the rate provided for in the documentation governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under relevant bankruptcy law. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness Greenfield may issue. At June 30, 1996, Senior Indebtedness of Greenfield aggregated approximately $136.2 million. See "Capitalization".

CERTAIN COVENANTS

     If (i) there shall have occurred any event that would constitute an Event of Default, (ii) Greenfield shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) Greenfield shall have given notice of its election to defer payments of interest on the Convertible Junior Subordinated Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then Greenfield (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by Greenfield which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or purchases of any Rights and the declaration of a dividend of such Rights in the future), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Greenfield that rank PARI PASSU with or junior to the Convertible Junior Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

     Greenfield has agreed (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of Greenfield under the Indenture may succeed to Greenfield's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

RESTRICTIONS

     The Indenture provides that Greenfield shall not consolidate with or merge with or into any other corporation, or, directly or indirectly, convey, transfer or lease all or substantially all of the properties and assets of Greenfield on a consolidated basis to any Person, unless either Greenfield is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of Greenfield under the Indenture and the Convertible Junior Subordinated Debentures, no default or Event of Default shall exist immediately after the transaction, and the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Junior Subordinated Debentures: (i) failure for 30 days to pay interest on the Convertible Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due; or (ii) failure to pay principal of or premium, if any, on the Convertible Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by Greenfield to issue and deliver shares of Greenfield Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice; or (v) the dissolution, winding up or termination of the Issuer, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Convertible Preferred Securities in liquidation of the Issuer, the redemption of all of the outstanding Convertible Preferred Securities of the Issuer or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of Greenfield. A default under any other indebtedness of Greenfield or the Issuer would not constitute an Event of Default under the Convertible Junior Subordinated Debentures.

     The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may declare the principal of and interest (including any

Additional Interest) on the Convertible Junior Subordinated Debentures due and payable immediately on the occurrence of an Event of Default and, should the Indenture Trustee or such holders of Convertible Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities shall have such right. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Junior Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee.

     No holder of any Convertible Junior Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and, if the Issuer is not the sole holder of Convertible Junior Subordinated Debentures, unless the holders of at least 25% in aggregate principal amount of the Convertible Junior Subordinated Debentures then outstanding shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Junior Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Convertible Junior Subordinated Debenture or a holder of a Convertible Preferred Security for enforcement of payment of the principal of or interest on such Convertible Junior Subordinated Debenture on or after the respective due dates specified in such Convertible Junior Subordinated Debenture or for the conversion of a Convertible Preferred Security or a Convertible Junior Subordinated Debenture.

     A holder of Convertible Preferred Securities may directly institute a proceeding on behalf of the Issuer for enforcement of payment to the Issuer of the principal of or interest on the Convertible Junior Subordinated Debentures on or after the respective due dates specified in the Convertible Junior
Subordinated  Debentures  or  for  the  conversion  of a  Convertible  Preferred
Security or Convertible Junior Subordinated Debenture. The holders of the Convertible Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Convertible Junior Subordinated Debentures unless the Trustee or the Indenture Trustee, acting for the benefit of the Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities would have such right to institute proceedings.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Junior Subordinated Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Junior Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

     The holders of a majority in aggregate outstanding principal amount of all series of the Convertible Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Convertible Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of principal, premium, if any, and interest due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Convertible Junior Subordinated Debenture. Greenfield is required to file annually with the Indenture Trustee and the Trustee a certificate as to whether or not Greenfield is in compliance with all the conditions and covenants under the Indenture.

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
MODIFICATION OF THE INDENTURE

     From time to time, Greenfield and the Trustee may, without the consent of the holders of the Convertible Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not adversely affect the interests of the holders of the Convertible Junior Subordinated Debentures). The Indenture contains provisions permitting Greenfield and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Convertible Junior Subordinated Debentures; PROVIDED that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Convertible Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Junior Subordinated Debentures, without the consent of the holder of each Convertible Junior Subordinated Debenture so affected, or (ii) reduce the percentage of Convertible Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Convertible Junior Subordinated Debenture then outstanding and affected thereby, PROVIDED that, so long as any of the Convertible Preferred Securities remains outstanding, no such modification may be made that adversely affects the holders of such Convertible Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of the percentage of the aggregate stated liquidation preference of the outstanding Convertible Preferred Securities which is at least equal to the percentage of aggregate stated liquidation preference of the outstanding Convertible Junior Subordinated Debentures required to make such modification.

     In addition, Greenfield and the Indenture Trustee may execute, without the consent of any holder of Convertible Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Convertible Junior Subordinated Debentures.

SETOFF

     Notwithstanding anything contained to the contrary in the Indenture, Greenfield shall have the right to set off any payment with respect to the Convertible Junior Subordinated Debentures it is otherwise required to make thereunder with and to the extent Greenfield has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Indenture and the Convertible Junior Subordinated Debentures are governed by, and construed in accordance with, the laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
          CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Issuer is to issue the Trust Securities and use the proceeds thereof to purchase from Greenfield the Convertible Junior Subordinated Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Convertible Preferred Securities primarily because (i) the aggregate principal amount of Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities;
(iii) the Declaration provides that Greenfield, as originator, shall pay for all, and the Issuer shall not be obligated to pay, directly or indirectly, for any, costs and expenses of the Issuer; and (iv) the Declaration further provides that the holders of Common Securities and the Issuer Trustees shall not cause or permit the Issuer to, among other things, engage in any activity that is not consistent with the purposes of the Issuer. In addition, Greenfield has also guaranteed payment of the cost and expenses of the Issuer.

     A holder of Convertible Preferred Securities may directly institute a proceeding on behalf of the Issuer for enforcement of payment to the Issuer of the principal of or interest on the Convertible Junior Subordinated Debentures on or after the respective due dates specified in the Convertible Junior Subordinated Debentures. Such payments would then be distributed to the holders of the Convertible Preferred Securities pursuant to the terms thereof. The holders of the Convertible Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Convertible Junior Subordinated Debentures unless the Trustee or the Indenture Trustee, acting for the benefit of the Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities would have such right to institute proceedings. In addition, if Greenfield fails to make interest or other payments on the Convertible Junior Subordinated Debentures when due, the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities may (i) appoint a Special Trustee and (ii) direct the Trustee to enforce its rights under the Convertible Junior Subordinated Debentures. If the Trustee fails to enforce its rights under the Convertible Junior Subordinated Debentures, the Indenture provides that a holder of Convertible Preferred Securities may, after a holder makes written request to the Trustee to enforce such rights, institute a legal proceeding directly against Greenfield to enforce the Trustee's right under the Convertible Junior Subordinated Debentures without first instituting any legal proceeding against the Trustee or any other person or entity.

     Payments of distributions and other payments due on the Convertible Preferred Securities out of moneys held by the Issuer are irrevocably guaranteed by Greenfield to the extent set forth under "Description of the Guarantee", although the Guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of the Convertible Preferred Securities when the Issuer does not have sufficient funds to pay such distributions or such amount. However, taken together, Greenfield's obligations under the Convertible Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Convertible Preferred Securities. If and to the extent that Greenfield does not make payments on the Convertible Junior Subordinated Debentures, the Issuer will not pay distributions or other payments due on the Convertible Preferred Securities.

     If Greenfield fails to make payments under the Guarantee, any holder of a Convertible Preferred Security may institute a legal proceeding directly against Greenfield to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer or any other person or entity. Such payment would be made directly to the holders of the Convertible Preferred Securities. If Greenfield fails to make payments in respect of the Issuer's costs and expenses as required by the Declaration, a creditor of the Issuer may institute a legal proceeding directly against Greenfield to enforce such payments.


                    DESCRIPTION OF GREENFIELD CAPITAL STOCK

GENERAL

     The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") authorizes 1,500,000 shares of Preferred Stock, $.01 par value ("Greenfield Preferred Stock") and 100,000,000 shares of Greenfield Common Stock. At June 30, 1996, there were outstanding (a) no shares of Greenfield Preferred Stock, (b) 16,337,300 shares of Greenfield Common Stock (as well as the same number of Rights to purchase one one-hundredth of a share of Series A Preferred Stock pursuant to the Rights Agreement) and (c) stock options and warrants to purchase an aggregate of approximately 821,300 shares of Greenfield Common Stock. In addition, the Company has made awards of restricted stock, subject to the satisfaction of certain criteria, covering an aggregate of 273,000 shares of Greenfield Common Stock pursuant to the Company's 1995 Equity Incentive Plan.

GREENFIELD COMMON STOCK

     Subject to the rights, if any, of holders of Greenfield Preferred Stock, holders of Greenfield Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors of the Company and to receive PRO RATA the net assets of the Company legally available for distribution upon liquidation or dissolution.

     Holders of Greenfield Common Stock are entitled to one vote for each share of Greenfield Common Stock held on each matter submitted to a vote of stockholders including the election of directors. Holders of Greenfield Common Stock are not entitled to cumulative voting, which means that the holders of more than 50% of the outstanding Greenfield Common Stock can elect all of the directors if they choose to do so. All shares of outstanding Greenfield Common Stock of the Company are, and the shares to be issued by the Company upon conversion of the Convertible Junior Subordinated Debentures will be, fully paid and nonassessable. Holders of Greenfield Common Stock do not have preemptive or other subscription rights.

     The Greenfield Common Stock is quoted on the NNM. First Chicago Trust Company of New York is the Registrar and Transfer Agent for the Greenfield Common Stock.

GREENFIELD PREFERRED STOCK

     The Board of Directors of the Company is authorized to fix the number of shares and determine the designation of any series of the authorized shares of the Greenfield Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Greenfield Preferred Stock.

     The Series A Preferred Stock is issuable  pursuant to the Rights  Agreement
described    herein.    See   "Description   of   the   Convertible    Preferred
Securities--Conversion Rights."

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed since the Board of Directors may, at its option, at any time until such date redeem all but not less than all of the then outstanding Rights. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value, partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect stockholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its stockholders.

CERTAIN CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

     The Certificate provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The inclusion of this provision in the Certificate may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

     The Certificate grants to the Board of Directors of the Company the power to amend, adopt or repeal the Company's By-Laws without stockholder vote. The Company's By-Laws provide that the number of directors shall be as from time to time fixed by resolution of the Board of Directors of the Company, not less than 5 nor more than 11. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of discouraging an acquisition of the Company even if such an acquisition is desired by certain stockholders of the Company.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     At June 30, 1996, there were 83,662,700 shares of Greenfield Common Stock and 1,500,000 shares of Greenfield Preferred Stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. The Company does not currently have any plans to issue additional shares of capital stock, other than shares of Greenfield Common Stock which may be issued upon conversion of the Convertible Junior Subordinated Debentures or upon the exercise of options or warrants or pursuant to management incentive compensation plans.

     One of the effects of the existence of unissued and unreserved Greenfield Common Stock and undesignated Greenfield Preferred Stock may be to enable the Board of Directors of the Company to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. The Board of Directors of the Company can issue Greenfield Preferred Stock with voting and conversion rights which could adversely affect the voting power of holders of Greenfield Common Stock.

DELAWARE TAKEOVER STATUTE

     Section 203 of the Delaware General Corporation Law, as amended ("Section 203"), provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation with the corporation for a three-year period following the date that such stockholder becomes an "interested stockholder" unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder", (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder", the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such dates, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the "interested stockholder". Except as otherwise specified in
Section 203, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

     These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to its Certificate or By-Laws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate nor the By-Laws presently exclude the Company from the restrictions imposed by Section 203.

                             UNITED STATES TAXATION

GENERAL

     The following summary of the material United States Federal income tax consequences of the purchase, ownership, disposition and conversion of Convertible Preferred Securities represents the opinion of Dickstein Shapiro Morin & Oshinsky LLP, special counsel to Greenfield and the Trust, as confirmed by an opinion letter filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Investors should be aware that the opinion of Dickstein Shapiro Morin & Oshinsky LLP is not binding on the Service or the courts. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Convertible Junior Subordinated Debentures, Dickstein Shapiro Morin & Oshinsky LLP, special counsel to Greenfield and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the
Convertible  Junior   Subordinated   Debenture   Indenture  (and  certain  other
documents), and based on certain facts and assumptions contained in such opinion, the Convertible Junior Subordinated Debentures held by the Trust will be classified for United States Federal income tax purposes as indebtedness of Greenfield.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Convertible Preferred Securities, Dickstein Shapiro Morin & Oshinsky LLP, special counsel to Greenfield and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Convertible Junior Subordinated Debenture Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Junior Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of those Convertible Junior Subordinated Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

     Because Greenfield has the option, under the terms of the Convertible Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Junior Subordinated Debentures will be treated as "original issue discount". Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Junior Subordinated Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Convertible Junior Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

     Because income on the Convertible Preferred Securities will constitute OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

     To the extent a holder acquires Convertible Preferred Securities subsequent to original issuance at a price that is greater or less than the adjusted issue price of such holder's share of the Convertible Junior Subordinated Debentures (which generally should approximate par plus accrued but unpaid interest), the holder will be deemed to have acquired its interest in the Convertible Preferred Securities with acquisition premium or with market discount, as the case may be. A holder acquiring Convertible Preferred Securities at a premium will be permitted to reduce the amount of OID required to be included in income to reflect the acquisition premium. A holder acquiring Convertible Preferred Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Convertible Junior Subordinated Debentures or, to the extent of any gain, upon the disposition of the Convertible Preferred Securities. Such market discount would accrue ratably, or, at the election of the holder, under a constant yield method over the remaining term of the Convertible Junior Subordinated Debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Convertible Preferred Securities acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply. A holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income under the Convertible Preferred Securities as if it were OID.

RECEIPT OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER

     Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution", Convertible Junior Subordinated Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.

     Under  certain  circumstances  described  herein (see  "Description  of the
Convertible Preferred Securities"), the Convertible Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "--Disposition of Convertible Preferred Securities".

DISPOSITION OF CONVERTIBLE PREFERRED SECURITIES

     A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such
Convertible  Preferred  Securities.   A  holder's  adjusted  tax  basis  in  the
Convertible Preferred Securities generally will be its initial purchase price increased by OID (and any market discount) previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities to the date of disposition. Subject to the market discount rules discussed above, any such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale.

     The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Junior Subordinated Debentures. A holder who disposes of or converts his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his PRO RATA share of the underlying Convertible Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

EXCHANGE OF CONVERTIBLE PREFERRED SECURITIES FOR GREENFIELD COMMON STOCK

     A holder of Convertible Preferred Securities will not recognize gain or loss upon the exchange, through the Conversion Agent, of Convertible Preferred Securities for a proportionate share of the Convertible Junior Subordinated Debentures held by the Issuer.

     A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Junior Subordinated Debentures into Greenfield Common Stock. The holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Greenfield Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Greenfield Common Stock received upon exchange and conversion should generally be equal to such holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and a holder's holding period in the Greenfield Common Stock received upon exchange and conversion should generally begin on the date the holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

     If a holder of Convertible Preferred Securities as to which there is accrued market discount converts the Convertible Preferred Securities into Greenfield Common Stock, such accrued market discount will carry over to the Greenfield Common Stock (to the extent that such accrued market discount has not been included in income), and any gain realized upon the subsequent disposition of such Greenfield Common Stock will, to the extent of such accrued market discount, be taxable as ordinary interest income.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from Greenfield in the event the conversion ratio of the Convertible Junior Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Greenfield Common Stock into or for which the Convertible Junior Subordinated Debentures are convertible or exchangeable) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of Greenfield were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Greenfield Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Greenfield. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

     Under present United States Federal income tax law, (i) payments by the Trust or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder will not be subject to withholding of United States Federal income tax; provided that (a) the beneficial owner of the

Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Junior Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of Greenfield entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to Greenfield through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Convertible Preferred Security will not be subject to withholding of United States Federal income tax on any gain realized upon the sale or other disposition of a Convertible Preferred Security.

     If a United States Alien Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Junior Subordinated Debentures, as described above under "Adjustment of Conversion Price", such deemed dividend will be subject to United States Federal withholding tax at a 30% (or lower treaty) rate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Annual information reporting will apply to interest income on the Convertible Preferred Securities, and payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Service.

POSSIBLE TAX LAW CHANGES

     On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, deny interest deductions to corporate issuers of debt instruments under certain circumstances. These proposals, were they to become effective, would not deny Greenfield a deduction otherwise available for interest paid in cash on the Convertible Junior Subordinated Debentures, and thus would not give rise to a Tax Event. However, there can be no assurance that subsequent proposals or final legislation will not deny Greenfield a deduction otherwise available for such interest payments, which in turn could give rise to a Tax Event, which would permit Greenfield to cause a redemption of the Convertible Junior Subordinated Debentures or a distribution of the Convertible Junior Subordinated Debentures in liquidation of the Trust, as described more fully under the caption "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution".

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Convertible Preferred Securities, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Accordingly, any Plan with respect to which Greenfield or any of its affiliates would be considered a party in interest or a disqualified person should not purchase Convertible Preferred Securities.

     In addition,  under United States  Department of Labor  Regulation  Section
2510.3-101 (the "Regulation"), if immediately after any acquisition of Convertible Preferred Securities, 25 percent or more of the value of the Convertible Preferred Securities is held by Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a plan's investment in the entity, then the assets of the Issuer would be treated as assets of Plans holding Convertible Preferred Securities, unless another exemption applied.

     ANY PLAN PROPOSING TO PURCHASE CONVERTIBLE PREFERRED SECURITIES SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICATION OF ERISA, THE CODE AND THE REGULATION WITH RESPECT TO INVESTMENT IN CONVERTIBLE PREFERRED SECURITIES.


                                SELLING HOLDERS

     The Convertible Preferred Securities were originally issued by the Trust and sold by CS First Boston Corporation, Alex. Brown & Sons Incorporated, Morgan Stanley & Co. Incorporated and Schroder Wertheim & Co. (the "Initial Purchasers"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), to certain qualified institutional buyers acting on behalf of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Junior Subordinated Debentures and Greenfield Common Stock issued upon conversion of the Convertible Preferred Securities.

     The following table sets forth information with respect to the record holders of the Convertible Preferred Securities as of July 15, 1996. Such information has been obtained from the Selling Holders and the Property Trustee. The term Selling Holder includes the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.


                                              NUMBER OF CONVERTIBLE
          SELLING HOLDER                      PREFERRED SECURITIES
- ----------------------------------        -----------------------------


1.  Boston Safe Deposit & Trust
    Company ................................................    490,720
2.  Bankers Trust ..........................................    412,260
3.  State Street Bank Custody ..............................    373,900
4.  Custodial Trust ........................................    161,700
5.  Bank of New York .......................................    134,040
6.  Lehman Brothers ........................................     97,700
7.  Citibank ...............................................     93,000
8.  Chase Manhattan ........................................     86,100
9.  Brown Brothers .........................................     80,000
10. State of Connecticut ...................................     42,000

11. Northern Trust .........................................     39,030
12. PNC Bank, N.A. .........................................     31,820
13. Mercantile Bank ........................................     31,800
14. American Express .......................................     25,000
15. First National Bank of
    Chicago ................................................     24,500
16. Investors Bank and Trust MF
    Custody ................................................     20,800
17. Sanwa Bank California ..................................     18,400
18. Core Bank ..............................................     16,650
19. NBD Bank ...............................................     11,900
20. BAII ...................................................     10,000
21. Bear Stern .............................................     10,000
22. Chase Trust ............................................     10,000
23. TCW Convertible Strategy Fund ..........................      9,800
24. Chase/TR ...............................................      9,500
25. Wachovia Bank ..........................................      8,180
26. Morgan Stanley & Co.
    Incorporated ...........................................      5,500
27. Iselin .................................................      5,000
28. North Dakota State Land Board ..........................      5,000
29. OCM Convertible Limited
    Partnership ............................................      5,000
30. Ribley Corp. ...........................................      5,000
31. First National Bank of Omaha ...........................      4.700
32. Schwab - Trust .........................................      4,700
33. Firstar Trust ..........................................      4,500
34. First National Bank of Boston ..........................      4,350
35. UMB Bank, NA ...........................................      4,000
36. Boatmen's Bank .........................................      3,730

37. ML Safekeeping .........................................      3,400
38. Fleet Bank .............................................      3,020
39. Paine Webber ...........................................      3,000
40. Sun Trust ..............................................      2,620
41. 1st Trust National
    Association ............................................      2,000
42. Bank One Trust Company NA ..............................      1,100
43. Chase/Chemical .........................................      1,100
44. Rockridge Corp. ........................................      1,000
45. ABJ Societe Anonyme ....................................        500
46. Merrill Lynch Pierce Fenner &
    Smith ..................................................        500
47. Aneroma Corp. ..........................................        500
48. Cadogen Corp. ..........................................        500
49. Cranberry Rock Investments .............................        500
50. Tendencia Overseas Fund Ltd. ...........................        500
51. Valley Forge Inc. ......................................        500
52. Bank One Trust Company NA
    DBII ...................................................        200
53. CS First Boston ........................................         80
          Total ............................................  ---------
                                                              2,300,000
                                                              =========



     No Selling Holder has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Greenfield Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Greenfield Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the Convertible Preferred Securities will be passed upon for the Issuer by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Issuer. The validity of the Convertible Junior Subordinated Debentures, the Guarantee, Greenfield Common Stock issuable upon conversion of such Convertible Junior Subordinated Debentures and certain United States federal income taxation matters were passed upon for Greenfield and the Issuer by Dickstein, Shapiro & Morin, L.L.P. Sidney Dickstein, a partner of Dickstein Shapiro Morin & Oshinsky LLP, successor to Dickstein, Shapiro & Morin, L.L.P., serves as a trustee of several trusts which, at September 10, 1996, collectively owned 50,000 shares of Greenfield Common Stock. Mr. Dickstein disclaims beneficial ownership of such shares.

                                    EXPERTS

     The financial statements and schedules incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Greenfield for the year ended December 31, 1995, and the audited historical financial statements of Rule included in Greenfield's Current Report on Form 8-K dated as of January 12, 1996, as amended by Form 8-K/A dated as of January 12, 1996, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   INDEX OF DEFINED TERMS





                                         Page                                          Page
                                         ----                                          ----

1940 Act..............................    26      interested stockholder............    46
AMT ..................................    13      Investment Company Event .........    26
accredited investors..................     1      Issuer............................     1
Additional Interest...................    39      Issuer Trustees...................     8
Applicable Price......................    24      Liquidation Distribution..........    28
Appointment Event.....................    29      Non-Stock Fundamental Change......    25
Beneficial Owner......................    33      No Recognition Opinion............    25
Business Day..........................    20      NNM...............................     3
CTD ..................................    11      Offered Securities................     2
Carbidie..............................    13      OID...............................    47
Certificate...........................    45      Original Offering.................     1
Certificated Securities...............    32      Original Offering Date............     1
Change in 1940 Act Law................    26      PORTAL............................     8
Code..................................    47      Participants......................    32
Closing Price.........................    24      Plans.............................    50
Commission............................     3      Pro Forma Transactions............   A-1
Common Securities.....................     1      Property Account..................     9
Common Stock Fundamental Change.......    24      Prospectus Supplement.............     2
Company...............................     1      Purchaser Stock Price.............    25
Convertible Junior Subordinated                   qualified institutional buyers....     1
  Debentures..........................     1      RTW...............................    10
Convertible Preferred Securities......     1      Redemption Price..................     3
DTC ..................................    26      Redemption Tax Opinion............    25
Declaration...........................     8      Reference Market Price............    25
Declaration Event of Default..........    29      Registration Default..............    32
Deferral Period.......................     6      Registration Rights Agreement.....    32
Delaware Trustee......................     9      Registration Statement............     3
Entitlement Date......................    24      Regulation........................    51
ERISA.................................    50      Rights............................    21
Event of Default......................    29      Rights Agreement..................    21
Exchange Act..........................     3      Rule..............................    10
Financial Institution.................    50      SEC...............................     3
Financing Entity......................    40      Section 203.......................    46
Fundamental Change....................    24      Securities Act....................     1
GFII Trustees.........................     9      Selling Holders...................     2
Global Certificates...................    32      Senior Indebtedness...............    40
Greenfield............................     1      Series A Preferred Stock..........    25
Greenfield Common Stock...............     1      Service...........................    21
Greenfield Preferred Stock............    45      Shelf Registration Statement......    32
Greenfield Transaction................    22      Special Event.....................    26
Guarantee.............................     2      Special Trustee...................     9
Guarantee Payments....................    35      Successor Securities..............    28
Guarantee Trustee.....................     9      TRW...............................    10
Indenture.............................    37      Tax Event.........................    26
Indenture Trustee.....................     9      Trust.............................     1
Indirect Participants.................    33      Trust Act.........................     9
Initial Purchasers....................    51      Trustee...........................     9
Interest Payment Date.................    38      Trust Indenture Act...............     9
                                                  Trust Securities..................     1




                                     ANNEX A


PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

     The following pro forma unaudited consolidated statement of operations of the Company for the year ended December 31, 1995, was prepared to illustrate the estimated effects of (i) the acquisition of Rule (as described further below) and the financing thereof and (ii) the Offering contemplated hereby (assuming the over-allotment option is not exercised) and the application of the estimated net proceeds to the Company therefrom to prepay outstanding indebtedness
(collectively, the "Pro Forma Transactions"), as if the Pro Forma Transactions had occurred on January 1, 1995.

     On January 12, 1996, the Company completed the acquisition of Rule. The merger agreement provided for an aggregate cash consideration of approximately
$46 million, including the approximately $5 million used by the Company to purchase 630,000 shares of Rule common stock on September 11, 1995, plus the assumption of approximately $38 million of debt. The Company financed the acquisition under its existing credit facilities. The acquisition was accounted for using the purchase method of accounting. The purchase price has been allocated to the tangible and identifiable intangible assets and liabilities to be acquired based on management's preliminary estimate of their fair value. The excess of purchase price over the estimated fair value of the net assets to be acquired was recorded as goodwill and is being amortized over a 40-year period.

     The pro forma unaudited consolidated statement of operations does not purport to represent (i) the actual results of operations of the Company, had the Pro Forma Transactions occurred on January 1, 1995, or (ii) the results to be expected in the future. Management believes that the assumptions used in preparing the pro forma unaudited consolidated statement of operations provide a reasonable basis for presenting all of the significant effects of the Pro Forma
Transactions, that the pro forma adjustments give appropriate effect to those assumptions, and that the pro forma adjustments are properly applied in the pro forma unaudited consolidated statement of operations.

     The  pro  forma   unaudited   consolidated   statement  of  operations  and
accompanying  notes should be read in conjunction with the historical  financial statements of the Company and Rule,  including the notes thereto,  and the other financial  information  pertaining  to  the  Company  and  Rule,  including  the information set forth under  "Capitalization,"  "Selected Consolidated Financial
Data," and  "Management's  Discussion  and Analysis of Financial  Condition  and
Results of Operations," included elsewhere or incorporated herein by reference.






                                      A-1

                                                                                             Rule                     Pro Forma
                                          Greenfield        Rule         Pro Forma       Acquisition     Offering         As
                                         As Reported   As Reported(a)   Adjustments       Pro Forma    Adjustments     Adjusted
                                         -----------   -----------      -----------      -----------   -----------   -----------
                                                          (dollars in thousands, except for per share data)


Net sales .............................  $   420,188   $    64,412      $    --          $   484,600   $    --       $   484,600
Cost of sales .........................      288,158        47,302          (2,449)(b)       333,011        --           333,011
                                         -----------   -----------      -----------      -----------   -----------   -----------

                                             132,030        17,110           2,449           151,589                     151,589
Selling, general and administrative
  expense .............................       70,952        16,130          (3,540)(c)        83,542        --            83,542
                                         -----------   -----------      -----------      -----------   -----------   -----------
Operating income ......................       61,078           980           5,989            68,047        --            68,047

Interest expense and other ............        8,223         4,449           2,208(d)         14,880       (6,890)(f)      7,990


Dividends on company-obligated
  mandatorily redeemable convertible
  preferred securities of Greenfield
  Capital Trust at 6% per annum .......           --            --               --               --         6,000(g)      6,000
                                         -----------   -----------      -----------      -----------   -----------   -----------


Income (loss) before taxes ............       52,855        (3,469)          3,781            53,167          890         54,057

Provision (benefit) for income taxes ..       21,390        (1,518)          1,819(e)         21,691          356(h)      22,047
                                         -----------   -----------      -----------      -----------   -----------   -----------
Net income                               $    31,465   $    (1,951)     $    1,962       $    31,476   $      534    $    32,010
                                         ===========   ===========      ===========      ===========   ===========   ===========
Earnings per share - primary ..........  $      1.94                                     $      1.94                 $      1.97

Earnings per share - fully diluted ....           --                                              --                 $      1.91(i)

Common shares - outstanding ...........   16,260,377                                      16,260,377                  16,260,377

Common shares - fully diluted .........           --                                              --                  18,684,619(i)

- ------------------
(a)   Amounts reflect Rule's unaudited historical operating results for the twelve months ended November 30, 1995.

(b)   Cost of sales has been reduced for the following items:
           Net personnel ($1,775) and purchasing cost ($276) reductions from restructuring of Rule operations ..... $  2,051
           Cost reductions from purchase of Gloucester plant versus lease .........................................      398
                                                                                                                    --------
                                                                                                                    $  2,449
                                                                                                                    ========

(c)   Selling, general and administrative expenses have been reduced (increased) for the following:
           Personnel cost reductions from restructuring of Rule operations ........................................ $  1,144
           Corporate facility cost reductions .....................................................................      328
           Cost reductions from the elimination of redundant corporate expenses ...................................      901
           Increase in goodwill amortization ......................................................................     (644)
           Decrease in amortization of predecessor intangible assets ..............................................    1,116
           Non-recurring divestiture expenses incurred by Rule related to the sale of Rule to Greenfield ..........      695
                                                                                                                    --------
                                                                                                                    $  3,540
                                                                                                                    ========
(d)   Interest expense and other has been increased to reflect the addition of acquisition debt and the refinancing of Rule debt, as follows:
           Financing of purchase including acquisition costs and purchase of Gloucester plant ..................... $ 53,810
           Assumption of debt to be refinanced ....................................................................   35,241
                                                                                                                    --------
           Total Rule acquisition debt ............................................................................   89,051
           Average Greenfield interest rate for 1995 ..............................................................    7.14%
           Pro forma interest expense for 12 months ...............................................................    6,358
           Interest recorded on $5,040 Rule investment in historical Greenfield operating results .................     (120)
           Interest expense recorded in historical Rule operating results .........................................   (4,030)
                                                                                                                    --------
           Annual increase in interest expense .................................................................... $  2,208
                                                                                                                    ========

(e)   Amount reflects estimated income tax effect of pro forma adjustments (excluding non-deductible goodwill amortization).

(f)   Amount represents the interest savings relative to the repayment of debt with the Offering proceeds as follows:
           Floating rate debt outstanding under the Company's senior unsecured domestic credit facility which was repaid with net Offering proceds .................................................... $ 97,000
           Weighted average interest rate on the Company's floating rate debt in 1995 .............................    7.10%
                                                                                                                    --------
           Interest savings ....................................................................................... $  6,890
                                                                                                                    ========

(g)   Amount represents the dividends on the company-obligated mandatorily redeemable convertible preferred securities of
      Greenfield Capital Trust at a rate per annum of 6%.

(h)   Amount reflects estimated income tax effect of the adjustments described under the column entitled "Offering
      Adjustments".

(i)   Fully diluted earnings per share is calculated on an "as converted" basis for the company-obligated mandatorily redeemable convertible preferred securities of Greenfield Capital Trust.

     NO DEALER, SALESPERSON OR OTHER PERSON  HAS  BEEN
AUTHORIZED  TO  GIVE  ANY  INFORMATION  OR TO MAKE ANY
REPRESENTATION  NOT  CONTAINED IN THIS PROSPECTUS AND,
IF  GIVEN  OR MADE, SUCH INFORMATION OR REPRESENTATION
MUST  NOT  BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
THE  COMPANY, THE ISSUER OR ANY OF THEIR AGENTS.  THIS
PROSPECTUS  DOES  NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION  OF AN OFFER TO BUY ANY OF THE SECURITIES
OFFERED  HEREBY  IN  ANY JURISDICTION TO ANY PERSON TO
WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH  OFFER  IN SUCH
JURISDICTION.  NEITHER THE DELIVERY OF THIS PROSPECTUS
NOR  ANY  SALE  MADE  HEREUNDER   SHALL,   UNDER   ANY
CIRCUMSTANCES,  CREATE  ANY   IMPLICATION   THAT   THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT  TO  THE DATE HEREOF OR THAT THERE HAS BEEN
NO  CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER
SINCE SUCH DATE.



                  TABLE OF CONTENTS
                                                  Page
                                                  ----

Available Information...............................3
Incorporation of Certain
   Documents by Reference...........................4
Risk Factors........................................5
Greenfield Capital Trust............................8
The Company.........................................9
Ratio of Earnings to Fixed Charges.................17
Capitalization.....................................18
Accounting Treatment...............................19
Use of Proceeds....................................19
Description of the Convertible Preferred
   Securities......................................19
Description of the Guarantee.......................35
Description of the Convertible
   Junior Subordinated Debentures..................37
Effect of Obligations Under the
   Convertible Junior
   Subordinated Debentures and
   the Guarantee...................................44
Description of Greenfield Capital Stock............45
United States Taxation.............................47
ERISA Considerations...............................50
Selling Holders....................................51
Plan of Distribution...............................54
Legal Matters......................................54
Experts............................................54
Index of Defined Terms.............................56
Annex A...........................................A-1

              GREENFIELD CAPITAL TRUST


                 2,300,000 TIDES SM

        6 % Convertible Preferred Securities

               Term Income Deferrable
            Equity Securities (TIDES)SM



      fully and unconditionally guaranteed by, and convertible into Common Stock of,






             GREENFIELD INDUSTRIES, INC.




                     PROSPECTUS




                 DATED ______, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the distribution of the Offered Securities being registered hereunder (other than underwriting discounts) are set forth in the following table (all amounts except the SEC registration fee are estimated):


                                                                      Payable by
                                                                        Company
                                                                      ----------
Securities and Exchange Commission registration fee ...............   $ 44,810
Accounting fees and expenses.......................................     10,000
Legal fees and expenses............................................     30,000
Miscellaneous......................................................     25,190
                                                                      ---------

       Total.......................................................   $110,000
                                                                      ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Section 145 of the General Corporation Law of the State of Delaware permits the Company, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or entity at the request of the Company. Subsection (a) of Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection therewith. Any indemnification provided by subsections (a) and (b) of Section 145 (unless ordered by a court) must be specifically approved by directors who are not a party to the action, or if there are no such directors, by independent legal counsel, or by the stockholders. Section 145 also provides that its indemnification shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and it allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Article VII, Section 8 of the Company's By-laws provides for full indemnification of its officers, directors and employees to the extent permitted by Section 145. The officers and directors of Greenfield are also covered by insurance policies indemnifying them against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in such capacities.

     INDEMNIFICATION OF TRUSTEES OF THE TRUST

         The Amended and Restated Declaration of Trust (the "Declaration") provides for full indemnification of any Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trust or its affiliates (each an "Indemnified Person") in connection with any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, Greenfield shall indemnify each Indemnified Person under the same standard. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Greenfield prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration. In addition, the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

         The Selling Holders will be indemnified by Greenfield and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Greenfield and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 16.  EXHIBITS.

          2.1 Stock Purchase Agreement dated September 13, 1994 between Acme-Cleveland Corporation and Greenfield Industries, Inc. (filed with the Commission as Exhibit 1 to the Company's Current Report on Form 8-K, filed with the Commission on November 15, 1994, as amended on January 13, 1995 (the
                  "CTD/Carbidie 8-K") and incorporated herein by reference thereto)

          2.2 Amendment to the Stock Purchase Agreement dated November 1, 1994 between Acme-Cleveland Corporation and Greenfield Industries, Inc. (filed as Exhibit 2 to the CTD/Carbidie 8-K and incorporated herein by reference thereto)

          2.3 Stock Purchase Agreement dated November 4, 1994 between Greenfield Industries, Inc. and Spreckels Industries, Inc. (filed as Exhibit 3 to the CTD/Carbidie 8-K and incorporated herein by reference thereto)

          2.4 Stock Purchase Agreement dated January 27, 1995 between Valenite, Inc. and Greenfield Industries, Inc. (filed with the Commission as Exhibit 2.4 to the Company's 1994 Annual Report on Form 10-K, filed with the Commission on March 30, 1995 and incorporated herein by reference thereto)

          2.5 Agreement and Plan of Merger dated August 11, 1995 by and among Greenfield Industries, Inc., Rule Acquisition Corporation and Rule Industries, Inc. (filed with the Commission as Exhibit 7(e) to the Company's Amendment No. 1 to
                  Schedule 13D, filed with the Commission on August 18, 1995 (the "Schedule 13D") and incorporated herein by reference thereto)

          2.6 Stock Option Agreement dated August 11, 1995 by and between Rule Industries, Inc. and Greenfield Industries, Inc. (filed as Exhibit 7(f) to the Schedule 13D and incorporated herein by reference thereto)

          2.7 Amendment No. 1 dated November 21, 1995 to the Agreement and Plan of Merger by and among Greenfield Industries, Inc., Rule Acquisition Corporation and Rule Industries, Inc. (filed with the Commission as Exhibit 7(l) to the Company's Amendment No. 3 to Schedule 13D, filed with the Commission on November 29, 1995 and incorporated herein by reference thereto)

          4.1     Certificate  of  Designations,  Preferences   and   Rights  of
                  Series A Preferred Stock of Greenfield Industries, Inc. dated February 6, 1996*

          4.2     Certificate of Trust of Greenfield Capital Trust*

          4.3     Amended  and  Restated  Declaration  of  Trust  of  Greenfield
                  Capital Trust dated as of April 1, 1996 among Greenfield Industries, Inc., as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and Roger B. Farley, Paul W. Jones and Gary L. Weller, as Trustees (filed with the Commission as
                  Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 3, 1996 (the "Form 10-Q") and incorporated herein by reference thereto)



__________________

* Previously filed

          4.4 Indenture for the 6% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 dated as of April 1, 1996 among Greenfield Industries, Inc. and The Bank of New York, as Trustee (filed as Exhibit 10.3 to the Form 10-Q and incorporated herein by reference thereto)

          4.5     Form  of  6%  Convertible  Preferred  Securities  (included in
                  Exhibit 4.3 above)

          4.6 Form of 6% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 (included in Exhibit 4.4 above)

          4.7 Preferred Securities Guarantee Agreement dated April 24, 1996 between Greenfield Industries, Inc., as Guarantor, and the Bank of New York, as Preferred Guarantee Trustee (filed as
                  Exhibit 10.4 to the Form 10-Q and incorporated herein by reference thereto)

          5.1 Opinion of Dickstein, Shapiro & Morin, L.L.P. as to the legality of the Greenfield Industries, Inc. Common Stock, 6% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 and Preferred Securities Guarantee being registered hereby*

          5.2 Opinion of Morris, Nichols, Arsht & Tunnell as to the legality of the 6% Convertible Preferred Securities being registered hereby*


          8.1 Opinion of Dickstein, Shapiro & Morin, L.L.P. as to certain tax matters


         10.1 Registration Rights Agreement dated April 24, 1996 among Greenfield Capital Trust, Greenfield Industries, Inc. and CS First Boston Corporation, as Representative of the Several Purchasers (filed as Exhibit 10.7 to the Form 10-Q and incorporated herein by reference thereto)

         12.1 Statement regarding Computation of Ratio of Earnings to Fixed Charges*

         23.1     Consent of Price Waterhouse LLP

         23.2 Consent of Dickstein, Shapiro & Morin, L.L.P. (contained in the Opinions of Counsel filed as Exhibits 5.1 and 8.1 hereto)

         23.3 Consent of Morris, Nichols, Arsht & Tunnell (contained in the Opinion of Counsel filed as Exhibit 5.2 hereto)

         24.1     Powers of Attorney*

         25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the 6% Convertible Junior Subordinated Debentures Indenture*

__________________

*Previously filed

         25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust*

         25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee Agreement*

__________________

*Previously filed

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The  undersigned   Registrant  hereby  undertakes  that,  for  purposes  of
determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia on September 12, 1996.


                                                  GREENFIELD INDUSTRIES, INC.
                                                  (Registrant)


                                                  By: /s/ Gary L. Weller
                                                     ---------------------------
                                                     Gary L. Weller
                                                     Senior Vice President
                                                     and Chief Financial Officer



         Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 12, 1996.




              *
- ------------------------------ Director and Chairman of the Board
     Donald E. Nickelson



              *
- ------------------------------ President, Chief Executive Officer
        Paul W. Jones          and Director
                               (Principal executive officer)

      /s/ Gary L. Weller
- ------------------------------ Senior Vice President and Chief Financial Officer
        Gary L. Weller         (Principal financial and accounting officer)



              *
- ------------------------------ Director
      John W. Burge, Jr.



              *
- ------------------------------ Director
       Peter S. Finley



              *
- ------------------------------ Director
       James C. Janning


              *
- ------------------------------ Director
       Robert E. Lefton

              *
- ------------------------------ Director
     Robert W. Pratt, Jr.



              *
- ------------------------------ Director
     Julian M. Seeherman



              *
- ------------------------------ Director
      Dennis W. Sheehan



*By:  /s/ Gary L. Weller
    --------------------------
        Gary L. Weller
       Attorney-in-Fact


- ------------------
*Such signature has been affixed pursuant to the following Power of Attorney:

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Jones and Gary L. Weller, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Greenfield Capital Trust (the "Trust") and Greenfield Industries, Inc., relating to the proposed public offering of the Convertible Preferred Securities of the Trust, and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia on September 12, 1996.




                                              GREENFIELD CAPITAL TRUST
                                              (Registrant)



                                              By: /s/ Roger B. Farley
                                                  ------------------------------
                                                      Roger B. Farley
                                                      Trustee



                                              By: /s/ Paul W. Jones
                                                  ------------------------------
                                                      Paul W. Jones
                                                      Trustee



                                              By: /s/ Gary L. Weller
                                                  ------------------------------
                                                      Gary L. Weller
                                                      Trustee


                                INDEX TO EXHIBITS



                                                                                        Sequentially
Exhibit No.                                 Description                                 Numbered Page
- -----------                                 -----------                                 -------------

2.1               Stock  Purchase  Agreement  dated  September  13, 1994 between
                  Acme-Cleveland  Corporation  and Greenfield  Industries,  Inc.
                  (filed  with the  Commission  as  Exhibit  1 to the  Company's
                  Current Report on Form 8-K, filed with the Commission on November 15, 1994, as amended on January 13, 1995 (the
                  "CTD/Carbidie 8-K") and incorporated herein by reference thereto)

2.2               Amendment to the Stock  Purchase  Agreement  dated November 1,
                  1994  between   Acme-Cleveland   Corporation   and  Greenfield
                  Industries,  Inc. (filed as Exhibit 2 to the  CTD/Carbidie 8-K and incorporated herein by reference thereto)

2.3               Stock  Purchase  Agreement  dated  November  4,  1994  between
                  Greenfield  Industries,  Inc. and Spreckels  Industries,  Inc.
                  (filed as Exhibit 3 to the CTD/Carbidie 8-K and incorporated herein by reference thereto)

2.4               Stock  Purchase  Agreement  dated  January  27,  1995  between
                  Valenite, Inc. and Greenfield Industries, Inc. (filed with the Commission as Exhibit 2.4 to the Company's 1994 Annual
                  Report on Form 10-K,  filed with the  Commission  on March 30,
                  1995 and incorporated herein by reference thereto)

2.5               Agreement  and Plan of Merger  dated  August  11,  1995 by and
                  among   Greenfield   Industries,    Inc.,   Rule   Acquisition
                  Corporation  and  Rule   Industries,   Inc.  (filed  with  the
                  Commission  as Exhibit 7(e) to the  Company's  Amendment No. 1
                  to  Schedule  13D,  filed  with the  Commission  on August 18,
                  1995  (the  "Schedule   13D")  and   incorporated   herein  by
                  reference thereto)

2.6               Stock  Option  Agreement  dated August 11, 1995 by and between
                  Rule Industries, Inc. and Greenfield Industries, Inc. (filed as Exhibit 7(f) to the Schedule 13D and incorporated herein by reference thereto)




                                                                                        Sequentially
Exhibit No.                                 Description                                 Numbered Page
- -----------                                 -----------                                 -------------

2.7               Amendment  No. 1 dated  November 21, 1995 to the Agreement and
                  Plan of  Merger  by and  among  Greenfield  Industries,  Inc.,
                  Rule  Acquisition   Corporation  and  Rule  Industries,   Inc.
                  (filed with the  Commission  as Exhibit 7(l) to the  Company's
                  Amendment  No. 3 to Schedule  13D,  filed with the  Commission on November  29,  1995 and  incorporated  herein by  reference thereto)

4.1               Certificate  of   Designations,   Preferences  and  Rights  of
                  Series  A  Preferred  Stock  of  Greenfield  Industries,  Inc.
                  dated February 6, 1996*

4.2               Certificate of Trust of Greenfield Capital Trust*

4.3               Amended  and  Restated  Declaration  of  Trust  of  Greenfield
                  Capital  Trust  dated  as of April 1,  1996  among  Greenfield
                  Industries,  Inc.,  as  Sponsor,  The  Bank  of New  York,  as
                  Property Trustee, The Bank of New York (Delaware), as Delaware
                  Trustee,  and  Roger  B.  Farley,  Paul W.  Jones  and Gary L.
                  Weller, as Trustees (filed with the Commission as Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 3, 1996
                  (the  "Form  10-Q")  and  incorporated   herein  by  reference
                  thereto)

4.4               Indenture   for  the  6%   Convertible   Junior   Subordinated
                  Deferrable  Interest  Debentures Due 2016 dated as of April 1,
                  1996 among  Greenfield  Industries,  Inc.  and The Bank of New
                  York,  as Trustee  (filed as Exhibit 10.3 to the Form 10-Q and incorporated herein by reference thereto)

4.5               Form  of 6%  Convertible  Preferred  Securities  (included  in
                  Exhibit 4.3 above)

4.6               Form  of  6%  Convertible   Junior   Subordinated   Deferrable
                  Interest Debentures Due 2016 (included in Exhibit 4.4 above)

__________________

*Previously filed

4.7 Preferred Securities Guarantee Agreement dated April 24, 1996 between Greenfield Industries, Inc., as Guarantor, and the Bank of New York, as Preferred Guarantee Trustee (filed as
                  Exhibit 10.4 to the Form 10-Q and incorporated herein by reference thereto)

5.1               Opinion  of  Dickstein,  Shapiro  &  Morin,  L.L.P.  as to the
                  legality of the Greenfield  Industries,  Inc. Common Stock, 6%
                  Convertible   Junior    Subordinated    Deferrable    Interest
                  Debentures Due 2016 and Preferred  Securities  Guarantee being registered hereby*

5.2 Opinion of Morris, Nichols, Arsht & Tunnell as to the legality of the 6% Convertible Preferred Securities being registered hereby*


8.1 Opinion of Dickstein, Shapiro & Morin, L.L.P. as to certain tax matters


10.1              Registration  Rights  Agreement  dated  April 24,  1996  among
                  Greenfield Capital Trust,  Greenfield Industries,  Inc. and CS
                  First Boston  Corporation,  as  Representative  of the Several
                  Purchasers (filed as Exhibit 10.7 to the Form 10-Q and incorporated herein by reference thereto)

12.1              Statement  regarding  Computation  of  Ratio  of  Earnings  to
                  Fixed Charges*

23.1              Consent of Price Waterhouse LLP

23.2 Consent of Dickstein, Shapiro & Morin, L.L.P. (contained in the Opinions of Counsel filed as Exhibits 5.1 and 8.1 hereto)

23.3 Consent of Morris, Nichols, Arsht & Tunnell (contained in the Opinion of Counsel filed as Exhibit 5.2 hereto)

24.1              Powers of Attorney*


__________________

*Previously filed


25.1              Form T-1 Statement of  Eligibility  under the Trust  Indenture
                  Act of 1939,  as amended,  of The Bank of New York, as Trustee
                  under  the  6%  Convertible  Junior  Subordinated   Debentures
                  Indenture*

25.2              Form T-1 Statement of  Eligibility  under the Trust  Indenture
                  Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust*

25.3              Form T-1 Statement of  Eligibility  under the Trust  Indenture
                  Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee Trustee under the Preferred Securities
                  Guarantee Agreement*


__________________

*Previously filed